REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Sovereign Bancorp, Inc.

     We have audited the accompanying consolidated balance sheets of Sovereign Bancorp, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Sovereign. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997, 1996, and 1995 financial statements of ML Bancorp, Inc., or the 1996 and 1995 financial statements of First State Financial Services, Inc. and Bankers Corp., which combined statements reflect total assets constituting 14.1% and 34.8% as of December 31, 1997 and 1996, respectively, of the related consolidated financial statement totals, and combined net interest income constituting 14.9%, 39.5%, and 41.1% in 1997, 1996, and 1995, respectively, of the related consolidated financial statement totals for each of the three years in the period ended December 31, 1997. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for ML Bancorp, Inc., First State Financial Services, Inc. and Bankers Corp. for the respective years noted, is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sovereign Bancorp, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     In 1997, the Company changed its method of accounting for transfers of financial instruments and extinguishment of liabilities, as discussed in Note 1 to the consolidated financial statements. In 1995, the Company changed its method of accounting for mortgage servicing rights, as discussed in Note 1 to the consolidated financial statements.


/s/ Ernst & Young LLP
------------------------
March 2, 1998
Harrisburg, Pennsylvania

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  AT DECEMBER 31,
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
ASSETS
  Cash and amounts due from depository institutions........  $   219,143   $   137,915
  Interest-earning deposits................................       14,502        13,355
  Loans held for sale (approximate fair value of $310,440
     and $137,870 at December 31, 1997 and 1996,
     respectively).........................................      310,368       137,663
  Investment and mortgage-backed securities
     available-for-sale....................................    1,795,060     1,144,825
  Investment and mortgage-backed securities
     held-to-maturity (approximate fair value of $3,238,197
     and $3,566,558 at December 31, 1997 and 1996,
     respectively).........................................    3,209,966     3,590,580
  Loans....................................................   10,756,785     9,067,039
  Allowance for possible loan losses.......................     (110,251)      (67,422)
  Premises and equipment...................................       85,194        91,597
  Real estate owned........................................       10,631        16,628
  Accrued interest receivable..............................      102,043        84,620
  Goodwill and other intangible assets.....................      125,816       119,686
  Other assets............................................       166,514       120,448
                                                             -----------   -----------
        TOTAL ASSETS.......................................
                                                             $16,685,771   $14,456,934
                                                             ===========   ===========
LIABILITIES
  Deposits.................................................  $ 8,856,651   $ 8,068,203
  Borrowings
     Short-term............................................    5,320,498     3,919,867
     Long-term.............................................    1,309,591     1,490,669
  Advance payments by borrowers for taxes and insurance....       41,431        41,822
  Other liabilities........................................       53,442        53,009
                                                             -----------   -----------
        Total Liabilities..................................   15,581,613    13,573,570
                                                             -----------   -----------
                                                             -----------   -----------

  Corporation-obligated mandatorily redeemable capital
     securities of subsidiary trust holding solely
     subordinated debentures of Sovereign Bancorp, Inc.
     ("Trust Preferred Securities")........................      128,972        50,000
                                                             -----------   -----------
STOCKHOLDERS' EQUITY
  Preferred stock; no par value; $50 liquidation
     preference; 7,500,000 shares authorized; 1,996,467
     shares issued and outstanding at December 31, 1997 and
     2,000,000 shares issued and outstanding at December
     31, 1996..............................................       96,276        96,446
  Common stock; no par value; 200,000,000 shares
     authorized; 136,833,840 shares issued at December 31,
     1997 and 142,923,811 shares issued at December 31,
     1996..................................................      481,159       493,125
  Unallocated common stock held by the Employee Stock
     Ownership Plan at cost; 5,984,934 shares at December
     31, 1997 and 6,780,338 shares at December 31, 1996....      (37,211)      (40,652)
  Treasury stock; at cost; 13,210 shares at December 31,
     1997 and 10,885,543 shares at December 31, 1996.......         (185)      (64,798)
  Unrecognized gain on investment and mortgage-backed
     securities available-for-sale, net of tax.............       18,680         1,391
  Retained earnings........................................      416,467       347,852
                                                             -----------   -----------
     Total Stockholders' Equity............................      975,186       833,364
                                                             -----------   -----------
        TOTAL LIABILITIES, MINORITY INTERESTS AND
           STOCKHOLDERS' EQUITY............................  $16,685,771   $14,456,934
                                                             -----------   -----------
                                                             -----------   -----------

          See accompanying notes to consolidated financial statements.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED DECEMBER 31,
                                                        --------------------------------
                                                          1997         1996       1995
                                                        ----------   --------   --------
INTEREST INCOME:
  Interest on interest-earning deposits...............  $    4,809   $  3,967   $  4,499
  Interest and dividends on investment and
     mortgage-backed securities.......................     359,632    316,753    260,371
  Interest and fees on loans..........................     742,954    635,192    522,196
                                                        ----------   --------   --------
           Total interest income......................  $1,107,395    955,912    787,066
                                                        ----------   --------   --------
INTEREST EXPENSE:
  Interest on deposits................................     351,261    329,868    332,539
  Interest on borrowings..............................     355,717    267,744    158,508
                                                        ----------   --------   --------
           Total interest expense.....................     706,978    597,612    491,047
                                                        ----------   --------   --------
NET INTEREST INCOME...................................     400,417    358,300    296,019
Provision for possible loan losses....................      40,279     20,676     12,150
                                                        ----------   --------   --------
Net interest income after provision for possible loan
  losses..............................................     360,138    337,624    283,869
                                                        ----------   --------   --------
OTHER INCOME:
  Other loan fees and service charges.................       9,115     19,054      8,573
  Deposit fees........................................      19,829     17,117     14,302
  Gain on sale of loans and investment and
     mortgage-backed securities available-for-sale....       2,530      5,424     (1,088)
  Mortgage banking gains..............................      17,700     13,858     10,587
  Miscellaneous income................................       7,298      5,722      7,732
                                                        ----------   --------   --------
           Total other income.........................      56,472     61,175     40,106
                                                        ----------   --------   --------
GENERAL AND ADMINISTRATIVE EXPENSES:
  Salaries and employee benefits......................      95,868     90,456     71,256
  Occupancy and equipment expenses....................      37,053     33,528     28,274
  Outside services....................................      27,564     36,459     19,105
  Deposit insurance premiums..........................       4,201     12,707     15,515
  Advertising.........................................       7,953      6,755      7,928
  Other administrative expenses.......................      31,922     29,690     24,433
                                                        ----------   --------   --------
           Total general and administrative
             expenses.................................     204,561    209,595    166,511
                                                        ----------   --------   --------
OTHER OPERATING EXPENSES:
  One-time, merger-related charges....................      29,258         --         --
  Non-recurring SAIF assessment.......................          --     38,584         --
  Amortization of goodwill and other intangibles......      13,111     17,363     14,961
  Trust Preferred expense.............................      11,677        274         --
  Real estate owned losses/(gains), net...............         715      3,693      2,847
                                                        ----------   --------   --------
           Total other operating expenses.............      54,761     59,914     17,808
                                                        ----------   --------   --------
Income before income taxes............................     157,288    129,290    139,656
Income tax provision..................................      63,100     45,341     47,626
                                                        ----------   --------   --------
NET INCOME............................................  $   94,188   $ 83,949   $ 92,030
                                                        ----------   --------   --------
                                                        ----------   --------   --------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCK..........  $   87,944   $ 77,699   $ 87,342
                                                        ----------   --------   --------
                                                        ----------   --------   --------
BASIC EARNINGS PER SHARE(1)                             $      .69   $    .62   $    .68
                                                        ----------   --------   --------
                                                        ----------   --------   --------
DILUTED EARNINGS PER SHARE(1)                           $      .65   $    .59   $    .65
                                                        ----------   --------   --------
                                                        ----------   --------   --------
DIVIDENDS PER COMMON SHARE(1).........................  $     .103   $   .134   $   .113
                                                        ----------   --------   --------
                                                        ----------   --------   --------

------------------
(1) All per share data have been adjusted to reflect all stock dividends and stock splits declared through January 1998.

          See accompanying notes to consolidated financial statements.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                              UNALLOCATED
                                                                                                                COMMON
                                       COMMON       PREFERRED                                                    STOCK
                                       SHARES        SHARES       COMMON    PREFERRED   RETAINED   TREASURY     HELD BY
                                     OUTSTANDING   OUTSTANDING    STOCK       STOCK     EARNINGS    STOCK        ESOP
                                     -----------   -----------   --------   ---------   --------   --------    --------
BALANCE, DECEMBER 31, 1994.........    125,053           --     $442,651     $    --    $251,154   $(20,880)   $(11,766)
Net Income.........................         --           --           --          --      92,030         --          --
Exercise of stock options..........        729           --          537          --          (6)       735          --
Cash in lieu of fractional
 shares............................         --           --           (2)         --          --         --          --
Sale of stock under Dividend
 Reinvestment Plan and Employee
 Stock Purchase Plan...............        301           --        1,963          --          --         --          --
Stock dividends....................      3,292           --       20,571          --     (20,571)        --          --
Dividends on common stock..........         --           --           --          --     (14,607)        --          --
Preferred stock offering...........         --        2,000           --      96,446          --         --          --
Dividends paid on preferred stock..         --           --           --          --      (4,688)        --          --
Treasury stock repurchase..........     (2,765)          --           --          --          --    (15,991)         --
Repurchase and retirement of
 company stock.....................       (474)          --       (3,765)         --          --         --          --
Unrecognized gain on investment and
 mortgage-backed securities
 available-for-sale, net of tax....         --           --           --          --          --         --          --
Purchase of shares under Employee
 Stock Ownership Plan..............     (4,509)          --           --          --          --         --     (30,286)
Allocation of shares under Employee
 Stock Ownership Plan..............        742           --          436          --          --         --       3,771
Other..............................         30           --          630          --        (545)        --          --
                                       -------        -----     --------     -------    --------   --------    --------
BALANCE, DECEMBER 31, 1995.........    122,399        2,000      463,021      96,446     302,767    (36,136)    (38,281)
                                       -------        -----     --------     -------    --------   --------    --------
Net Income.........................         --           --           --          --      83,949         --          --
Exercise of stock options..........        825           --          900          --          --        918          --
Cash in lieu of fractional
 shares............................         --           --           (2)         --          (9)        --          --
Sale of stock under Dividend
 Reinvestment and Employee Stock
 Purchase Plan.....................        241           --        1,699          --          --         --          --
Stock dividends....................      3,486           --       24,509          --     (24,509)        --          --
Stock dividends on unallocated
 Employee Stock Ownership Plan
 shares............................       (215)          --           --          --       1,506         --      (1,506)
Dividends on common stock..........         --           --           --          --     (16,857)        --          --
Dividends paid on preferred stock..         --           --           --          --      (6,250)        --          --
Treasury stock repurchase..........     (4,046)          --           --          --          --    (29,580)         --
Unrecognized loss on investment and
 mortgage-backed securities
 available-for-sale, net of tax....         --           --           --          --          --         --          --
Purchase of shares under Employee
 Stock Ownership Plan..............       (653)          --           --          --          --         --      (4,559)
Allocation of shares under Employee
 Stock Ownership Plan..............        795           --        1,903          --          --         --       3,694
Issuance of stock for West
 Jersey............................      2,396           --        1,030          --       7,255         --          --
Other..............................         30           --           65          --          --         --          --
                                       -------        -----      --------    -------    --------   --------    --------
BALANCE, DECEMBER 31, 1996.........    125,258        2,000      493,125      96,446     347,852    (64,798)    (40,652)
                                       -------        -----      --------    -------    --------   --------    --------
Net Income.........................         --           --           --          --      94,188         --          --
Exercise of stock options..........      1,767           --        3,553          --          --      5,423          --
Cash in lieu of fractional
 shares............................         (3)          --          (28)         --          --         --          --
Sale of stock under Dividend
 Reinvestment Plan and Employee
 Stock Purchase Plan...............        216           --        2,544          --          --         --          --
Dividends on common stock..........         --           --           --          --     (13,112)        --          --
Dividends paid on preferred stock..         --           --           --          --      (6,244)        --          --
Treasury stock repurchase..........        (40)          --           --          --          --       (473)         --
Treasury stock sale................      2,608           --       17,423          --          --     17,682          --
Retirement of treasury shares......         --           --      (41,981)         --          --     41,981          --
Unrecognized gain on investment and
 mortgage-backed securities
 available-for-sale, net of tax....         --           --           --          --          --         --          --
Conversion of preferred stock......         25           (4)         170        (170)         --         --          --
Allocation of shares under Employee
 Stock Ownership Plan..............        796           --        5,132          --          --         --       3,441
Adjustment for First State's
 different fiscal year end.........        209           --        1,010          --      (6,217)        --          --
Other..............................         --           --          211          --          --         --          --
                                       -------        -----     --------     -------    --------   --------    --------
BALANCE, DECEMBER 31, 1997.........    130,836        1,996     $481,159     $96,276    $416,467   $  (185)    $(37,211)
                                       -------        -----     --------     -------    --------   --------    --------
                                       -------        -----     --------     -------    --------   --------    --------

                                     UNRECOGNIZED
                                     LOSS/GAIN ON
                                      AVAILABLE-        TOTAL
                                       FOR-SALE     STOCKHOLDERS'
                                      PORTFOLIO        EQUITY
                                     ------------   -------------
BALANCE, DECEMBER 31, 1994.........    $(6,272)       $654,887
Net Income.........................         --          92,030
Exercise of stock options..........         --           1,266
Cash in lieu of fractional
 shares............................         --              (2)
Sale of stock under Dividend
 Reinvestment Plan and Employee
 Stock Purchase Plan...............         --           1,963
Stock dividends....................         --              --
Dividends on common stock..........         --         (14,607)
Preferred stock offering...........         --          96,446
Dividends paid on preferred stock..         --          (4,688)
Treasury stock repurchase..........         --         (15,991)
Repurchase and retirement of
 company stock.....................         --          (3,765)
Unrecognized gain on investment and
 mortgage-backed securities
 available-for-sale, net of tax....     10,291          10,291
Purchase of shares under Employee
 Stock Ownership Plan..............         --         (30,286)
Allocation of shares under Employee
 Stock Ownership Plan..............         --           4,207
Other..............................         --              85
                                       -------        --------
BALANCE, DECEMBER 31, 1995.........      4,019         791,836
                                       -------        --------
Net Income.........................         --          83,949
Exercise of stock options..........         --           1,818
Cash in lieu of fractional
 shares............................         --             (11)
Sale of stock under Dividend
 Reinvestment and Employee Stock
 Purchase Plan.....................         --           1,699
Stock dividends....................         --              --
Stock dividends on unallocated
 Employee Stock Ownership Plan
 shares............................         --              --
Dividends on common stock..........         --         (16,857)
Dividends paid on preferred stock..         --          (6,250)
Treasury stock repurchase..........         --         (29,580)
Unrecognized loss on investment and
 mortgage-backed securities
 available-for-sale, net of tax....     (2,628)         (2,628)
Purchase of shares under Employee
 Stock Ownership Plan..............         --          (4,559)
Allocation of shares under Employee
 Stock Ownership Plan..............         --           5,597
Issuance of stock for West
 Jersey............................         --           8,285
Other..............................         --              65
                                       -------        --------
BALANCE, DECEMBER 31, 1996.........      1,391         833,364
                                       -------        --------
Net Income.........................         --          94,188
Exercise of stock options..........         --           8,976
Cash in lieu of fractional
 shares............................         --             (28)
Sale of stock under Dividend
 Reinvestment Plan and Employee
 Stock Purchase Plan...............         --           2,544
Dividends on common stock..........         --         (13,112)
Dividends paid on preferred stock..         --          (6,244)
Treasury stock repurchase..........         --            (473)
Treasury stock sale................         --          35,105
Retirement of treasury shares......         --              --
Unrecognized gain on investment and
 mortgage-backed securities
 available-for-sale, net of tax....     17,061          17,061
Conversion of preferred stock......         --              --
Allocation of shares under Employee
 Stock Ownership Plan..............         --           8,573
Adjustment for First State's
 different fiscal year end.........        228          (4,979)
Other..............................         --             211
                                       -------        --------
BALANCE, DECEMBER 31, 1997.........    $18,680        $975,186
                                       -------        --------
                                       -------        --------

           See accompanying notes to consolidated financial statements.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1997          1996          1995
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $    94,188   $    83,949   $    92,030
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Provision for possible loan losses and deferred taxes.....       29,890        21,791        12,139
  Depreciation..............................................       10,562        11,299         9,437
  Amortization..............................................       34,335        23,336         9,904
  Gain on sale of loans, investment and mortgage-backed
    securities and real estate owned........................       (8,519)      (12,784)       (3,329)
  Allocation of Employee Stock Ownership Plan...............        8,573         5,603         4,353
  Net change in:
    Loans held for sale.....................................     (166,611)      102,390      (133,837)
    Accrued interest receivable.............................      (17,423)      (12,060)      (16,460)
    Other assets............................................      (65,374)      (30,951)          393
    Other liabilities.......................................        5,469       (24,315)        7,941
                                                              -----------   -----------   -----------
Net cash (used)/provided by operating activities............      (74,910)      168,258       (17,429)
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investment and mortgage-backed
  securities:
      Available-for-sale and held-to-maturity...............      805,076       852,475       184,306
Proceeds from repayments and maturities of investment and
  mortgage-backed securities:
  Available-for-sale........................................      292,767       220,644        87,333
  Held-to-maturity..........................................      942,183       704,389       525,442
Purchases of investment and mortgage-backed securities:
  Available-for-sale........................................     (985,392)     (803,933)     (284,182)
  Held-to-maturity..........................................   (1,318,911)   (1,248,228)   (1,556,263)
Proceeds from sales of loans................................       23,570        69,324        17,178
Purchase of loans and mortgage servicing rights.............   (2,775,050)   (1,438,331)     (502,571)
Net change in loans other than purchases and sales..........    1,048,727      (513,983)     (163,973)
Proceeds from sales of premises and equipment...............       10,112         2,970        10,729
Purchases of premises and equipment.........................      (14,644)      (12,204)      (22,862)
Proceeds from sales of real estate owned....................       18,486        21,665        17,427
Net cash (paid)/received from business combinations.........       (8,552)        1,112         2,421
Other, net..................................................       (4,996)           --            --
                                                              -----------   -----------   -----------
Net cash used by investing activities.......................   (1,966,624)   (2,144,100)   (1,685,015)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Assumption of deposits......................................           --            --       847,838
Net (decrease)/increase in deposits.........................      789,588       (86,878)      466,225
Net increase/(decrease) in short-term borrowings............      631,067     1,008,169      (530,137)
Proceeds from long-term borrowings..........................      584,156     1,005,001       910,499
Repayments of long-term borrowings..........................           --            (2)         (716)
Net increase/(decrease) in advance payments by borrowers for
  taxes and insurance.......................................         (391)        2,726        (3,225)
Proceeds from issuance of Trust Preferred Securities........       97,574        50,000            --
Cash dividends paid to stockholders.........................      (21,337)      (22,936)      (19,038)
Proceeds from issuance of common stock......................        8,945         4,595         3,166
Proceeds from issuance of preferred stock...................           --            --        96,446
Advance to the Employee Stock Ownership Plan................         (325)      (10,206)      (30,286)
Issuance/(purchase) of Treasury Stock.......................       34,632       (29,580)      (15,991)
                                                              -----------   -----------   -----------
Net cash provided by financing activities...................    2,123,909     1,920,889     1,724,781
                                                              -----------   -----------   -----------
Net change in cash and cash equivalents.....................       82,375       (54,953)       22,337
Cash and cash equivalents at beginning of period............      151,270       206,223       183,886
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of period..................  $   233,645   $   151,270   $   206,223
                                                              -----------   -----------   -----------
                                                              -----------   -----------   -----------
RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CONSOLIDATED
  BALANCE SHEETS:
Cash and amounts due from depository institutions...........  $   219,143   $   137,915   $   177,416
Interest-earning deposits...................................       14,502        13,355        28,807
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of period..................  $   233,645   $   151,270   $   206,223

                                                              -----------   -----------   -----------
                                                              -----------   -----------   -----------

SUPPLEMENTAL DISCLOSURES:

     Income tax payments totaled $59.3 million in 1997, $57.4 million in 1996 and $49.3 million in 1995. Interest payments totaled $677.9 million in 1997, $647.1 million in 1996 and $474.1 million in 1995. Noncash activity consisted of mortgage loan securitization of $283.0 million in 1997, $372.1 million in 1996 and $200.9 million in 1995; reclassification of long-term borrowings to short-term borrowings of $824.0 million in 1997, $931.7 million in 1996 and $315.8 million in 1995; and reclassification of mortgage loans to real estate owned of $21.7 million in 1997, $20.6 million in 1996 and $16.4 million in 1995.

          See accompanying notes to consolidated financial statements.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Sovereign is a Pennsylvania business corporation and is the holding company for Sovereign Bank. Both Sovereign and Sovereign Bank are headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvnania. Sovereign's primary business consists of attracting deposits from its network of community banking offices, located throughout eastern Pennsylvania, New Jersey and northern Delaware, and originating commercial, consumer and residential mortgage loans in those communities. In addition, with its recent acquisition of Fleet Auto, Sovereign also serves customers throughout New York and several New England States.

     The following is a description of the significant accounting policies of Sovereign Bancorp, Inc. and subsidiaries ("Sovereign"). Such accounting policies are in accordance with generally accepted accounting principles and have been followed on a consistent basis.

     a. Principles of Consolidation -- The accompanying financial statements include the accounts of the parent company, Sovereign Bancorp, Inc. and its wholly-owned subsidiaries: Sovereign Bank and Sovereign Capital Trust I. All material intercompany balances and transactions have been eliminated in consolidation.

     b. Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     c. Per Share Information -- All per share data has been restated to reflect the effect of the 6-for-5 stock split which was authorized on January 22, 1998, with a record date of March 31, 1998, the 20% stock split which was authorized on January 16, 1997, with a record date of March 3, 1997, the 5% stock dividends which were authorized on December 20, 1995 and February 22, 1995, with record dates of February 1, 1996 and March 31, 1995, respectively and all prior stock dividends and stock splits.

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings Per Share." This statement supersedes APB Opinion No. 15, "Earnings per Share" and FASB Statement No. 85, "Yield Test for Determining whether a Convertible Security Is a Common Stock Equivalent." The overall objective of SFAS No. 128 is to simplify the calculation of earnings per share and achieve comparability with the recently issued International Accounting Standard No. 33, "Earnings Per Share." SFAS No. 128 is effective for all periods ending after December 15, 1997.

     Under SFAS No. 128, primary earnings per share has been replaced with basic earnings per share. Basic earnings per share is calculated by dividing income available to common stockholders by the weighted average common shares outstanding, excluding options, warrants, and convertible securities from the calculation.

     Under SFAS No. 128, fully diluted earnings per share has been renamed diluted earnings per share. Income available to common stockholders is adjusted for the assumed conversion of all potentially dilutive securities. In calculating diluted earnings per share, the dilutive effect of options and warrants continues to be calculated using the treasury stock method. However, unlike the calculation of fully diluted earnings per share, the treasury stock method is applied using the average market price for the period rather than the higher of the average market price or the ending market price. The dilutive effect of convertible debt or preferred stock continues to be calculated using the if-converted method. Sovereign adopted SFAS No. 128 in December 1997 and accordingly, the calculation of primary and fully diluted earnings per share for current and prior periods has been presented and where appropriate, restated to conform to the provisions of SFAS No. 128.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The following table presents the computation of earnings per share based on the provisions of SFAS No. 128 for the years indicated (in thousands, except per share data):


BASIC EARNINGS PER SHARE:                                 1997       1996       1995
-------------------------                               --------   --------   --------
Net income attributable to common stock(1)............  $ 87,944   $ 77,699   $ 87,342
                                                        --------   --------   --------
Average basic shares outstanding at end of
  period(3)...........................................   127,455    125,579    128,963
                                                        --------   --------   --------
                                                        --------   --------   --------
Basic earnings per share(2)(3)........................  $    .69   $    .62   $    .68
                                                        --------   --------   --------
                                                        --------   --------   --------

DILUTED EARNINGS PER SHARE:                               1997       1996       1995
---------------------------                             --------   --------   --------
Net income(1).........................................  $ 94,188   $ 83,949   $ 92,030
                                                        --------   --------   --------
Average diluted shares outstanding at end of
  period(3)...........................................   141,814    139,946    138,086
Dilutive effect of average stock options, net of
  shares assumed to be repurchased under the treasury
  stock method(3).....................................     3,695      3,145      3,077
                                                        --------   --------   --------
Total average diluted shares outstanding at end of
  period(3)...........................................   145,509    143,091    141,163
                                                        --------   --------   --------
                                                        --------   --------   --------
Diluted earnings per share(2)(3)......................  $    .65   $    .59   $    .65
                                                        --------   --------   --------
                                                        --------   --------   --------

------------------
(1) The 1997 results include the impact of one-time, merger-related charges of $36.7 million (after-tax) resulting from Sovereign's acquisitions during 1997. The 1996 results include a non-recurring SAIF assessment of $23.9 million (after-tax) paid to the FDIC for the recapitalization of the SAIF.

(2) Excluding the one-time, merger-related charges described in Note 1 above, basic earnings per share and diluted earnings per share for 1997 were $.98 and $.90, respectively. Excluding the non-recurring SAIF assessment described in Note 1 above, basic earnings per share and diluted earnings per share for 1996 were $.81 and $.75, respectively.

(3) All per share data have been adjusted to reflect all stock dividends and stock splits declared through January 1998.

     d. Interest-earning Deposits -- Interest-earning deposits consist of deposit accounts with the Federal Home Loan Bank of Pittsburgh ("FHLB") and deposits with other financial institutions generally having maturities of three months or less.

     e. Investment and Mortgage-backed Securities -- Debt securities that the company has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Securities expected to be held for an indefinite period of time are classified as available-for-sale and are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of estimated income taxes. Securities that are bought and held principally for the purpose of selling are classified as trading and reported at fair value, with unrealized gains and losses included in earnings. Sovereign has no securities held for trading. Gains or losses on the sales of securities are recognized at trade date utilizing the specific identification method.

     f. Forward Commitments and Options -- Sovereign utilizes forward commitments and/or options to hedge interest rate risk associated with loans held for sale and/or commitments to fund loans. Gains and losses on these transactions are included in the net gain or loss when the asset is sold.

     g. Mortgage Banking Activity -- Loans held for sale consist of residential mortgage loans originated or purchased by Sovereign and mortgage-backed securities originated by Sovereign. They are recorded at the lower of cost or estimated fair value on an aggregate basis. Gains and losses are included in the consolidated

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

statements of operations. The fair value calculation includes consideration of all open positions, outstanding commitments and related fees paid. Excess servicing fees are computed as the present value of the difference between the estimated future net revenues and normal servicing net revenues as established by the federally sponsored secondary market makers. Resultant premiums are deferred and amortized over the estimated life of the related mortgages using the constant yield method.

     Effective July 1, 1995, Sovereign prospectively adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires that management recognizes rights to service mortgage loans for others as separate assets, regardless of how these servicing rights are acquired. Under the provisions of SFAS No. 122, management allocates the total cost of mortgage loans, either purchased or originated, to the loans and the mortgage servicing rights based on their relative fair value. SFAS No. 122 also requires that management assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights, and that this impairment be recognized through a valuation allowance. The provisions of SFAS No. 122 were adopted in their entirety by SFAS No. 125, which supercedes SFAS No. 122.

     During 1997, Sovereign adopted the requirements of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," for various transfers of receivables and other financial assets that occurred during the year. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125," which defers the effective date for the provisions of SFAS No. 125 relating to accounting for repurchase agreements, dollar rolls, securities lending and similar transactions until January 1, 1998. As a result of the adoption of SFAS No. 125 in 1997, as amended by SFAS No. 127, Sovereign continues to record servicing assets as well as retained rights to future interest income from the serviced assets that exceed the contractual servicing fee (interest-only strips) as assets on the balance sheet at the time the receivables are sold. As a result, the impact of adoption on net income in 1997 was immaterial.

     The following table presents the activity of Sovereign's mortgage servicing rights for the years indicated (in thousands):

                                                       1997     1996
                                                      ------   ------
Balance, beginning of year.......................... $55,675  $23,759
Net servicing assets recognized during the year.....  18,307   40,098
Amortization........................................ (10,364)  (8,182)
                                                      ------   ------
Balance, end of year................................ $63,618  $55,675
                                                      ------   ------
                                                      ------   ------

     The mortgage servicing rights are amortized against loan servicing fee income on an accelerated basis in proportion to, and over the period of, estimated net future loan servicing fee income, which periods initially do not exceed eight years. For purposes of measuring impairment of capitalized mortgage servicing rights and minimizing the impact of risk, Sovereign conservatively evaluates the loans underlying these rights by stratifying them into certain homogeneous categories which include, but are not limited to, residential real estate 30-year and 15-year fixed rate mortgage loans, adjustable rate mortgage loans and balloon loans. Sovereign also takes into consideration any inherent risks, which historically have been minimal on these loan types, as well as other relevant factors associated with each portfolio. Prices are obtained in the secondary market and are based upon current market prices of similarly traded loans and/or comparable secondary market instruments.

     Activity in the valuation allowance for mortgage servicing rights for the eleven-month period ended February 28, 1998, and the years ended March 31, 1997 and 1996, consisted of the following (in thousands):

                                             Year ended December 31,
                                       -----------------------------------
                                        1997           1996          1995
                                       ------         ------        ------
Balance, beginning of year             $2,200         $1,200        $  330
Provision for mortgage
 servicing rights in excess
 of fair value                          1,095          1,000           870
                                       ------         ------        ------
Balance, end of year                   $3,295         $2,200        $1,200
                                       ======         ======        ======

     h. Allowance for Possible Loan Losses -- An allowance for possible loan losses is maintained at a level that management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in the loan portfolio. Management's evaluation takes into consideration the risks inherent in the loan portfolio, past loan loss experience, specific loans which have loss potential, geographic and industry concentrations, delinquency trends, economic conditions, the level of originations and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     i. Loans -- Interest on loans is credited to income as it is earned. Interest income is not recognized on loans when the loan payment is 90 days or more delinquent (except auto loans, government-guaranteed loans or loans secured by deposit accounts) or sooner if management believes the loan has become impaired. Sovereign defines impairment as the existence of one or a combination of any of the following loan weaknesses:

          o the primary source of repayment is gone or severely impaired and Sovereign may have to rely on the secondary source

          o loss does not seem likely, but sufficient problems have arisen to cause Sovereign to go to abnormal lengths to protect its position in order to maintain a high probability of repayment

          o Obligors are unable to generate enough cash flow to reduce their debts

          o Deterioration in collateral value or inadequate inspection or verification of value (if the collateral is expected to be a source of repayment)

          o Flaws in documentation leave Sovereign in a subordinated or unsecured position when the collateral is needed for repayment of the loan

     When a loan is placed on non-accrual status, all accrued yet uncollected interest is reversed from income. Payments received on non-accrual loans are generally applied to the outstanding principal balance. A non-accrual loan is a loan in which it is probable that scheduled payments of principal and interest will not be paid when due according to the contractual terms of the loan agreement. In order for a non-accrual loan to revert to accruing status, all delinquent interest must be paid and Sovereign must approve a repayment plan.

     Loans delinquent 180 days or more (120 days for auto loans) are considered for charge-off unless it can be clearly demonstrated that repayment will occur regardless of the delinquency status. Examples of this would include: a loan which is secured by collateral and is in the process of collection; a loan supported by a valid guarantee or insurance; or a loan supported by a valid claim against a solvent estate. A decision to charge-off a loan does not necessarily mean that the asset has no recovery or salvage value, but rather it is not practical to defer writing off the balance, even though partial or full recovery may be realized in the future.

     SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent, as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." For purposes of measuring impairment as set forth by the provisions of SFAS No. 114 and SFAS No. 118, Sovereign defines impairment as all non-accrual loans, except for large groups of smaller-balance, homogeneous loans such as residential mortgage and consumer loans which are collectively evaluated for impairment.

     j. Loan Fees, Discounts and Premiums -- Loan origination fees and certain direct loan origination costs are deferred and recognized as interest income in the consolidated statement of operations over the contractual life of the loan utilizing the level yield method, except in the case of certain discounted loans in which a portion of the net deferred fee may be amortized over the discount period. Discounts and premiums on loans purchased are amortized into income utilizing methods which approximate the level yield method.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     k. Premises and Equipment -- Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is calculated utilizing both accelerated and straight-line methods. Estimated useful lives are as follows:

Office buildings..........................    15 to 50 years
Leasehold improvements....................     5 to 10 years
Furniture, fixtures and equipment.........     3 to 10 years
Automobiles...............................           3 years

     Expenditures for maintenance and repairs are charged to expense as incurred.

     l. Real Estate Owned -- Real estate owned consists of properties acquired by or in lieu of foreclosure. Real estate owned is stated at the lower of cost or estimated fair value minus estimated costs to sell. Write-downs of real estate owned which occur after the initial transfer from the loan portfolio are recorded as other operating expenses. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements which are capitalized to the extent that carrying value does not exceed estimated fair value.

     m. Income Taxes -- Deferred income taxes are provided on temporary differences between amounts reported for financial statement and tax purposes in accordance with SFAS No. 109, "Accounting for Income Taxes."

     n. Interest Rate Exchange Agreements (Including Swaps, Caps, and Floors) -- Sovereign has entered into certain interest rate exchange agreements in connection with its asset/liability management program which are designated as hedges. Related fees are deferred and amortized on a straight line basis over the life of the interest rate exchange agreement, which corresponds to the estimated life of the asset or liability item being hedged. Net interest payments/receipts are accrued as an adjustment of interest expense/income on the hedged assets or liabilities. Gains or losses resulting from early termination of interest rate exchange agreements are deferred and amortized over the remaining term of the original exchange agreements. In the event the related asset/liability is disposed of, such deferred gains or losses are recognized as an adjustment to the respective gain or loss on disposition. Changes in the value of interest rate exchange agreements are not recorded in the financial statements because the interest rate exchange agreements are designated as hedges.

     o. General and Administrative Expenses -- General and administrative expenses are classified on a functional basis, except for salaries and employee benefits. Certain direct loan origination costs are deferred and are being amortized as a yield adjustment through net interest income (see note 1-j).

     p. Consolidated Statement of Cash Flows -- For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions, interest-earning deposits and securities purchased under resale agreements with an original maturity of three months or less.

     q. Reclassifications -- Certain amounts in the financial statements of prior periods have been reclassified to conform with the presentation used in current period financial statements. These reclassifications have no effect on net income.

     r. Long-Lived Assets -- In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Sovereign adopted SFAS No. 121 in 1996 and the effect of adoption was not material.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     s. Intangibles -- Core deposit intangibles are a measure of the value of consumer demand and savings deposits acquired in business combinations accounted for as purchases. Core deposit intangibles are being amortized on accelerated bases pursuant to core deposit studies and in accordance with SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions," over the estimated lives of the existing deposit relationships acquired, but not exceeding 15 years. Goodwill is the excess of the purchase price over the fair value of net assets of companies acquired through business combinations accounted for as purchases. Goodwill is being amortized using the straight line method over various periods not exceeding 20 years. The carrying amount of the goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the loss of economic value, the carrying amount of the goodwill is reduced by the estimated loss of value. In addition, goodwill associated with impaired long-lived assets is included in the impairment evaluation which Sovereign assesses under the rules of SFAS No. 121.

     t. Comprehensive Income -- In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The overall objective of SFAS No. 130 is to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a company during a given period from transactions and other events from non-owner sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Subsequent to the effective date, all prior-period amounts are required to be restated to conform to the provisions of SFAS No. 130. Sovereign will adopt SFAS No. 130 in 1998 and accordingly, the consolidated financial statements will be restated to conform to the provisions of this statement.

     u. Segment Reporting -- In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that public companies report certain information about operating segments in complete sets of financial statements of the company and in condensed financial statements of interim periods issued to shareholders. It also requires that public companies report certain information about their products and services, the geographic areas in which they operate, and their major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Sovereign will adopt SFAS No. 131 in 1998.

(2) BUSINESS COMBINATIONS

     On February 28, 1998, Sovereign acquired ML Bancorp, Inc. ("ML Bancorp"), a $2.4 billion bank holding company headquartered in Villanova, Pennsylvania. ML Bancorp's principal operating subsidiary, Main Line Bank, operates 29 branch offices located in the suburbs of Philadelphia, Pennsylvania. The transaction added loans, deposits and stockholders' equity to Sovereign of $1.04 billion, $989.5 million and $173.1 million, respectively. In accordance with the merger agreement, ML Bancorp shareholders received 1.62 (1.944 shares as adjusted for all subsequent stock dividends and stock splits) shares of common stock in exchange for each share of ML Bancorp common stock. Approximately 20.5 million new shares (24.6 million new shares as adjusted for all subsequent stock dividends and stock splits) of Sovereign common stock were issued in connection with the transaction. The transaction is tax-free to ML Bancorp and ML Bancorp shareholders, and will be accounted for as a pooling-of-interests.

     The pre-merger results of operations for Sovereign and ML Bancorp (which was acquired pursuant to transactions accounted for as a pooling-of-interests) are as follows (in thousands):

                                                      SOVEREIGN   ML BANCORP(1)   COMBINED
                                                      ---------   -------------   --------
Year Ended December 31, 1997
  Net Interest income...............................  $340,849       $59,568      $400,417
  Net income........................................    77,640        16,548        94,188
  Basic earnings per share..........................       .67          1.51           .69
  Diluted earnings per share........................       .63          1.43           .65


                                                      SOVEREIGN   ML BANCORP(2)   COMBINED
                                                      ---------   -------------   --------
Year Ended December 31, 1996
  Net Interest income...............................  $304,121       $54,179      $358,300
  Net income........................................    70,139        13,810        83,949
  Basic earnings per share..........................       .61          1.24           .62
  Diluted earnings per share........................       .58          1.20           .59

                                                      SOVEREIGN   ML BANCORP(2)   COMBINED
                                                      ---------   -------------   --------
Year Ended December 31, 1995
  Net Interest income...............................  $252,257       $43,762      $296,019
  Net income........................................    80,410        11,620        92,030
  Basic earnings per share..........................       .72           .94           .68
  Diluted earnings per share........................       .69           .92           .65

------------------
(1) Reflects ML Bancorp's results of operations for the eleven-month period ended February 28, 1998.

(2) Reflects ML Bancorp's results of operations for the years ended March 31, 1997 and 1996, respectively.

Prior to the combination, ML Bancorp's fiscal year end was March 31, and accordingly, Sovereign's consolidated results of operations for the three-month period ended March 31, 1998 include ML Bancorp's results of operations for the two-month period ended February 28, 1998 and Sovereign's consolidated results of operations for the twelve-month period ended December 31, 1997 include ML Bancorp's results of operations for the eleven-month period ended February 28, 1998.

     On September 19, 1997, Sovereign purchased Fleet Financial Group Inc.'s ("Fleet") Automobile Finance Division ("Fleet Auto"). Fleet Auto consists of approximately $2.0 billion of indirect auto loans, automotive floor plan loans and loans to automotive lessors. Fleet Auto has business relationships with over 2,000 automotive dealerships and serves approximately 225,000 customers throughout New Jersey, New York and several New England states. Sovereign purchased Fleet Auto at a discount, which in part, reflected the need to establish initial reserves for possible loan losses of approximately $22.0 million or 1.50% of the indirect auto loans acquired. The transaction added $10.7 million of goodwill to Sovereign's balance sheet. Sovereign's consolidated results of operations include Fleet Auto's results of operations from September 19, 1997 and thereafter.

     On September 8, 1997, Sovereign completed its acquisition of Penncore Financial Services Corporation of Bucks County, Pennsylvania. As a result of the acquisition, Sovereign added approximately $130.0 million in assets and $90.0 million in deposits. Commonwealth State Bank, a wholly owned subsidiary of Penncore, merged into Sovereign Bank, a wholly owned subsidiary of Sovereign. Penncore shareholders received $36.56 in cash or a combination of cash and common shares of Sovereign stock for each of their shares.

     On August 29, 1997, Sovereign acquired Bankers Corp. ("Bankers"), a $2.6 billion financial services holding company headquartered in Perth Amboy, New Jersey. Bankers' sole banking subsidiary, Bankers Savings, operates 15 branch offices located in Middlesex, Monmouth and Ocean counties, New Jersey. The transaction added loans, deposits, and shareholders' equity to Sovereign of $1.5 billion, $1.7 billion, and $203.5 million, respectively. In accordance with the merger agreement, Bankers shareholders received 1.854 (2.225 shares as adjusted for all subsequent stock dividends and stock splits) shares of Sovereign common stock in exchange for each share of Bankers common stock. Sovereign issued approximately 23.0 million new shares (27.6 million new shares as adjusted for all subsequent stock dividends and stock splits) of Sovereign common stock in connection with the

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(2) BUSINESS COMBINATIONS -- (CONTINUED)

transaction, which was tax-free to Bankers and Bankers shareholders. This transaction was accounted for as a pooling-of-interests and accordingly, the consolidated financial statements have been restated to include the accounts of Bankers for all periods presented.

     On February 18, 1997, Sovereign acquired First State Financial Services, Inc. ("First State"), a $603 million savings institution headquartered in West Caldwell, New Jersey with 14 branch offices located throughout central and northern New Jersey. In accordance with the merger agreement, First State shareholders received 1.225 (1.76 shares as adjusted for all subsequent stock dividends and stock splits) shares of Sovereign common stock in exchange for each share of First State common stock. Sovereign issued approximately 4.9 million new shares (7.06 million new shares as adjusted for all subsequent stock dividends and stock splits) of Sovereign common stock in connection with the transaction, which was tax-free to First State and First State shareholders. This transaction was accounted for as a pooling-of-interests and accordingly, the consolidated financial statements have been restated to include the accounts of First State for all periods presented.

     Prior to the combination, First State's fiscal year end was September 30, and accordingly, Sovereign's consolidated results of operations for the years ended December 31, 1996 and 1995 include First State's results of operations for the twelve-month periods ended September 30, 1996 and 1995, respectively. Sovereign's consolidated results of operations for the year ended December 31, 1997 include First State's results of operations for the twelve month period ended December 31, 1997. A net decrease to Sovereign's stockholders' equity of $5.0 million has been made to reflect First State's activity for the three-month period ended December 31, 1996. That activity consisted of proceeds from the exercise of stock options of $1.0 million, net loss of $6.2 million and net change in unrecognized loss on available-for-sale securities of $228,000.

     The pre-merger results of operations for Sovereign and First State and Bankers (which were acquired pursuant to transactions accounted for as a pooling-of-interests) were as follows (in thousands):

                                                        SOVEREIGN(1)   BANKERS    COMBINED
                                                        ------------   --------   --------
Six Months Ended June 30, 1997 (unaudited)
  Interest income.....................................    $360,816     $ 89,398   $450,214
  Interest expense....................................     234,302       55,548    289,850
  Provision for possible loan losses..................       9,700        2,300     12,000
  Other income........................................      16,905        1,222     18,127
  Non-interest expense................................      82,776       10,278     93,054
  Income tax provision................................      20,230        8,172     28,402
                                                          --------     --------   --------
  Net income..........................................    $ 30,713     $ 14,322   $ 45,035
                                                          --------     --------   --------
                                                          --------     --------   --------


                                              SOVEREIGN   FIRST STATE(2)   BANKERS    COMBINED
                                              ---------   --------------   --------   --------
Year Ended December 31, 1996
  Interest income...........................  $616,250       $ 49,239      $153,105   $818,594
  Interest expense..........................   399,540         24,054        90,879    514,473
  Provision for possible loan losses........     2,516          8,900         3,950     15,366
  Other income..............................    26,683         17,480         2,141     46,304
  Non-interest expense......................   130,053         37,926        19,752    187,731
  Non-recurring SAIF assessment.............    27,818          3,096         2,839     33,753
  Income tax provision......................    31,543         (1,608)       13,501     43,436
                                              --------       --------      --------   --------
  Net income................................  $ 51,463       $ (5,649)     $ 24,325   $ 70,139
                                              --------       --------      --------   --------
                                              --------       --------      --------   --------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(2) BUSINESS COMBINATIONS -- (CONTINUED)

                                              SOVEREIGN   FIRST STATE(2)   BANKERS    COMBINED
                                              --------       --------      --------   --------
Year Ended December 31, 1995

  Interest income...........................  $493,031       $ 44,349      $129,265   $666,645
  Interest expense..........................   318,805         21,765        73,818    414,388
  Provision for possible loan losses........     1,000          1,650         5,500      8,150
  Other income..............................    25,829          6,368           739     32,936
  Non-interest expense......................   113,108         22,172        19,999    155,279
  Income tax provision......................    29,539          1,132        10,683     41,354
                                              --------       --------      --------   --------
  Net income................................  $ 56,408       $  3,998      $ 20,004   $ 80,410
                                              --------       --------      --------   --------
                                              --------       --------      --------   --------

------------------
(1) Sovereign's results of operations include First State's results of operations.
(2) Reflects First State's results of operations for the years ended September 30, 1996 and 1995, respectively.

     On May 31, 1996, Sovereign acquired West Jersey Bancshares, Inc. ("West Jersey") in a transaction accounted for as a pooling-of-interests; however, the consolidated financial statements have not been restated due to immateriality. Sovereign acquired approximately $100.0 million in assets consisting principally of investment securities and loans and assumed approximately $73.0 million of deposit liabilities. West Jersey shareholders received .8335 (1.2 shares as adjusted for all subsequent stock dividends and stock splits) shares of Sovereign common stock in exchange for each share of West Jersey common stock, or $8.91 per share. Sovereign issued 1.7 million new shares (2.4 million shares as adjusted for all subsequent stock dividends and stock splits) of Sovereign common stock in connection with the transaction, which was tax-free to West Jersey and West Jersey shareholders.

     On November 17, 1995, Sovereign acquired two branch offices and related deposits of Berkeley Federal Bank & Trust, FSB ("Berkeley"). Sovereign assumed approximately $111.7 million of deposits for a premium of $5.5 million. Of this premium, $604,000 was recorded as a core deposit intangible and $4.9 million was recorded as goodwill. The balances of this core deposit intangible and goodwill at December 31, 1997 were $334,000 and $4.4 million, respectively.

     On November 15, 1995, Sovereign acquired Colonial State Bank in a transaction accounted for as a purchase. Sovereign acquired $46.5 million of assets consisting principally of loans and investment securities. Sovereign also assumed approximately $42.0 million of deposit liabilities. Sovereign acquired Colonial State Bank in exchange for $6.3 million in cash. This transaction added goodwill of $3.3 million to Sovereign's balance sheet. The balance of the goodwill at December 31, 1997 was $2.9 million. After receipt of regulatory approvals and pursuant to the terms of the agreement entered into by Sovereign and Colonial State Bank, upon acquisition, Colonial State Bank became a wholly-owned, BIF-insured subsidiary of Sovereign and converted to a federal savings bank under the name Colonial Bank for Savings, a Federal Savings Bank. On April 1, 1996, Colonial Bank for Savings, FSB was renamed Sovereign Community Bank. During 1997, Sovereign Community Bank was merged into Sovereign Bank.

     On November 10, 1995, Sovereign completed the sale of its Pottsville, Pennsylvania branch office with related deposits totaling $23.9 million to Northwest Savings Bank ("Northwest") and the sale of its English Village branch office in North Wales, Pennsylvania with related deposits of $12.4 million to Union National Bank & Trust Company ("Union National"). As a result of these transactions, Sovereign recognized a pre-tax gain of $1.1 million and reduced goodwill by $568,000, respectively.

     On April 21, 1995, Sovereign completed its sale of seven southern New Jersey offices with related deposits totaling $106.7 million to Collective Bancorp, Inc. ("Collective"). Six of these offices had previously been purchased from Berkeley as part of a transaction which occurred on January 1, 1995. In addition, Sovereign acquired $7.0 million of deposits from Collective's Wilmington,

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(2) BUSINESS COMBINATIONS -- (CONTINUED)

Delaware branch office. As a result of this transaction, Sovereign recognized a pre-tax gain of $1.5 million and reduced its existing core deposit intangible by approximately $6.0 million.

     On January 1, 1995, Sovereign acquired 23 branch offices located in New Jersey and Delaware with $909.3 million of deposit liabilities from Berkeley. In exchange for assuming the deposits of the Berkeley offices, Sovereign acquired principally cash and fixed assets, net of a deposit premium of $66.6 million which was recorded as $7.6 million of core deposit intangible and $59.0 million of goodwill. The balances of this core deposit intangible and goodwill at December 31, 1997 were $2.6 million and $46.5 million, respectively.

     On December 19, 1997, Sovereign executed a Definitive Agreement to acquire First Home Bancorp, Inc. ("First Home"), a $525 million bank holding company headquartered in Pennsville, New Jersey. First Home's principal operating subsidiary operates ten banking offices located in the Salem, Gloucester and Camden counties, New Jersey and New Castle county, Delaware. The terms of the Agreement call for Sovereign to exchange $31.25 in Sovereign common stock for each outstanding share of First Home common stock or a total consideration of approximately $86 million in Sovereign common stock. If Sovereign's average stock price remains between $15.00 and $18.33 per share (collectively, the "Collars") during a 15-day pricing period as set forth in the Agreement, the price will remain fixed at $31.25. However, if during the pricing period, Sovereign's average stock price drops to $15.00 per share or lower, First Home shareholders would receive a fixed exchange ratio of 2.083 shares of Sovereign common stock for each share of First Home common stock. Conversely, if Sovereign's average stock price is $18.33 per share or higher, First Home shareholders would receive a fixed exchange ratio of 1.705 shares of Sovereign common stock for each share of First Home common stock. First Home has the right to terminate the Agreement if Sovereign's average stock price during the 15-day pricing period falls below $11.25. The transaction will be accounted for as a pooling-of-interests. Sovereign anticipates recording a one-time, after-tax, merger-related charge of $4 million to $5 million at the closing of the transaction which is anticipated to be during the third quarter of 1998. All per share information concerning this transaction has been restated to reflect all subsequent stock dividends and stock splits declared through January 1998.

     On December 15, 1997, Sovereign executed a Definitive Agreement to acquire Carnegie Bancorp ("Carnegie"), a $424 million commercial bank holding company headquartered in Princeton, New Jersey. Carnegie's principal operating subsidiary operates seven banking offices throughout central New Jersey and one community banking office in Pennsylvania. The terms of the Agreement call for Sovereign to exchange $35.50 in Sovereign common stock for each outstanding share of Carnegie common stock or a total consideration of approximately $106 million in Sovereign common stock. If Sovereign's average stock price remains between $15.00 and $18.33 per share (collectively, the "Collars") during a 15-day pricing period as set forth in the Agreement, the price will remain fixed at $35.50. However, if during the pricing period, Sovereign's average stock price drops to $15.00 per share or lower, Carnegie's shareholders would receive a fixed exchange ratio of 2.366 shares of Sovereign common stock for each share of Carnegie common stock. Conversely, if Sovereign's average stock price is $18.33 per share or higher, Carnegie shareholders would receive a fixed exchange ratio of 1.937 shares of Sovereign common stock for each share of Carnegie common stock. Carnegie has the right to terminate the Agreement if Sovereign's average stock price during the 15-day pricing period falls below $12.06 and Sovereign's decline in value is 15% greater than the percentage decline of a group of similar financial institutions, subject to Sovereign's right to increase the exchange ratio in order to result in a minimum price of $28.53 in Sovereign common stock. The transaction will be accounted for as a pooling-of-interests. Sovereign anticipates recording a one-time, after-tax, merger-related charge of $7 million to $8 million at the closing of the transaction which is anticipated to be during the third quarter of 1998. All per share information concerning this transaction has been restated to reflect all subsequent stock dividends and stock splits declared through January 1998.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES

(3) RESTRICTIONS ON CASH AND AMOUNTS DUE FROM DEPOSITORY INSTITUTIONS

     Sovereign Bank is required to maintain certain average reserve balances as established by the Federal Reserve Board. The amounts of those reserve balances for the reserve computation periods which included December 31, 1997 and 1996 were $93.7 million and $61.7 million, respectively.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INVESTMENT AND MORTGAGE-BACKED SECURITIES

     The amortized cost and estimated fair value of investment and mortgage-backed securities are as follows (in thousands):

                                                               AT DECEMBER 31,
                              ---------------------------------------------------------------------------------
                                                      1997                                      1996
                              -----------------------------------------------------   -------------------------
                              AMORTIZED     UNREALIZED     UNREALIZED       FAIR      AMORTIZED     UNREALIZED
                                 COST      APPRECIATION   DEPRECIATION     VALUE         COST      APPRECIATION
                              ----------   ------------   ------------   ----------   ----------   ------------
Investment and Mortgage-
  backed Securities
  Available-for-Sale:
Investment Securities:
  U.S. Treasury and
    government agency
    securities..............  $   19,988     $     2         $   --      $   19,990   $   64,700     $    43
  Equity securities.........     631,692      18,768             39         650,421      323,412       4,718
  Other securities..........      32,873       4,391            298          36,966       26,724          --
Mortgage-backed Securities:
  FHLMC.....................     403,913       3,184            375         406,722      329,926          --
  FNMA......................     198,719       1,597            375         199,941       79,725         729
  GNMA......................     247,149       1,498            554         248,093      131,580          --
  Collateralized mortgage
    obligations.............     218,113         747            179         218,681      164,459         895
  Other securities..........      14,295           9             58          14,246       22,509          --
                              ----------     -------         ------      ----------   ----------     -------
Total investment and
  mortgage-backed securities
  available-for-sale........  $1,766,742     $30,196         $1,878      $1,795,060   $1,143,035     $ 6,385
                              ----------     -------         ------      ----------   ----------     -------
                              ----------     -------         ------      ----------   ----------     -------

                                   AT DECEMBER 31,
                              -------------------------
                                        1996
                              -------------------------
                               UNREALIZED       FAIR
                              DEPRECIATION     VALUE
                              ------------   ----------
Investment and Mortgage-
  backed Securities
  Available-for-Sale:
Investment Securities:
  U.S. Treasury and
    government agency
    securities..............    $ 1,268      $   63,475
  Equity securities.........         --         328,130
  Other securities..........        908          25,816
Mortgage-backed Securities:
  FHLMC.....................      1,220         328,706
  FNMA......................         --          80,454
  GNMA......................        983         130,597
  Collateralized mortgage
    obligations.............        129         165,225
  Other securities..........         87          22,422
                                -------      ----------
Total investment and
  mortgage-backed securities
  available-for-sale........    $ 4,595      $1,144,825
                                -------      ----------
                                -------      ----------



                                                               AT DECEMBER 31,
                              ---------------------------------------------------------------------------------
                                                      1997                                      1996
                              -----------------------------------------------------   -------------------------
                              AMORTIZED     UNREALIZED     UNREALIZED       FAIR      AMORTIZED     UNREALIZED
                                 COST      APPRECIATION   DEPRECIATION     VALUE         COST      APPRECIATION
                              ----------   ------------   ------------   ----------   ----------   ------------
Investment and Mortgage-
  backed Securities Held-to-
  Maturity:
Investment Securities:
  U.S. Treasury and
    government agency
    securities..............  $   39,483     $   136         $  430      $   39,189   $   23,861     $    60
  Corporate securities......       1,050          24             --           1,074       25,492         136
  Other securities..........      51,797       3,832            150          55,479       66,319         128
Mortgage-backed Securities:
  FHLMC.....................     350,775       7,447            445         357,777      392,219       3,295
  FNMA......................     220,265       3,603            397         223,471      376,948       2,024
  GNMA......................     392,312       8,309             --         400,621      357,956       5,240
  RTC.......................         411          --              1             410           --          --
  Private issues............     119,350         963             82         120,231      293,295          87
  Collateralized mortgage
    obligations.............   2,034,523       8,038          2,616       2,039,945    2,052,404       5,708
  Other securities..........          --          --             --              --        2,086          --
                              ----------     -------         ------      ----------   ----------     -------
Total investment and
  mortgage-backed securities
  held-to-maturity..........  $3,209,966     $32,352         $4,121      $3,238,197   $3,590,580     $16,678
                              ----------     -------         ------      ----------   ----------     -------
                              ----------     -------         ------      ----------   ----------     -------


                               UNREALIZED       FAIR
                              DEPRECIATION     VALUE
                              ------------   ----------
Investment and Mortgage-
  backed Securities Held-to-
  Maturity:
Investment Securities:
  U.S. Treasury and
    government agency
    securities..............    $   512      $   23,409
  Corporate securities......         71          25,557
  Other securities..........        242          66,205
Mortgage-backed Securities:
  FHLMC.....................      5,440         390,074
  FNMA......................      6,615         372,357
  GNMA......................        463         362,733
  RTC.......................         --              --
  Private issues............      9,625         283,757
  Collateralized mortgage
    obligations.............     17,696       2,040,416
  Other securities..........         36           2,050
                                -------      ----------
Total investment and
  mortgage-backed securities
  held-to-maturity..........    $40,700      $3,566,558

                                -------      ----------
                                -------      ----------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INVESTMENT AND MORTGAGE-BACKED SECURITIES -- (CONTINUED)
     The amortized cost and estimated fair value of investment and mortgage-backed securities at December 31, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                              AMORTIZED
                                                                 COST      FAIR VALUE
                                                              ----------   ----------
Investment and Mortgage-backed Securities
  Available-for-Sale:
  Due in one year or less...................................  $       --   $       --
  Due after one year through five years.....................      32,459       32,394
  Due after five years through ten years....................      31,603       31,641
  Due after ten years.......................................   1,049,141    1,055,632
  No stated maturity........................................     653,539      675,393
                                                              ----------   ----------
     Total investment and mortgage-backed securities
       available-for-sale...................................  $1,766,742   $1,795,060
                                                              ----------   ----------
                                                              ----------   ----------


                                                              AMORTIZED
                                                                 COST      FAIR VALUE
                                                              ----------   ----------
Investment and Mortgage-backed Securities Held-to-Maturity:
  Due in one year or less...................................  $    3,934   $    3,928
  Due after one year through five years.....................      33,516       33,776
  Due after five years through ten years....................      99,922      100,205
  Due after ten years.......................................   3,072,594    3,100,288
                                                              ----------   ----------
     Total investment and mortgage-backed securities
       held-to-maturity.....................................  $3,209,966   $3,238,197
                                                              ----------   ----------
                                                              ----------   ----------

     Proceeds from sales of investment and mortgage-backed securities and the realized gross gains and losses from those sales are as follows (in thousands):

                                  AVAILABLE-FOR-SALE               HELD-TO-MATURITY
                                YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                             -----------------------------   -----------------------------
                               1997       1996      1995       1997       1996      1995
                             --------   --------   -------   --------   --------   -------
Proceeds from sales........  $243,760   $852,475   $184,306   $561,316   $     --   $    --
                             --------   --------   --------   --------   --------   -------
                             --------   --------   --------   --------   --------   -------
Gross realized gains.......  $  3,318   $  9,193   $  1,531   $    183   $     --   $    --
Gross realized losses......     2,738      4,760      2,747     10,217         --        --
                             --------   --------   --------   --------   --------   -------
Net realized
  gains/(losses)...........  $    580   $  4,433   $ (1,216)  $(10,034)  $     --   $    --
                             --------   --------   --------   --------   --------   -------
                             --------   --------   --------   --------   --------   -------

     Proceeds from sales of investment and mortgage-backed securities held-to-maturity for the year ended December 31, 1997 is a result of the liquidation of certain held-to-maturity securities acquired from Bankers during the third quarter of 1997. This sale was completed in accordance with the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" to maintain Sovereign's pre-merger interest rate risk position, and the impact of this sale is included with the one-time, merger-related charges for Bankers.

     Investment and mortgage-backed securities with an estimated fair value of $1.44 billion and $1.17 billion were pledged as collateral for borrowings, interest rate agreements and public deposits at December 31, 1997 and 1996, respectively.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) LOANS

     A summary of loans included in the consolidated balance sheets follows (in thousands):

                                                                  AT DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Residential real estate loans...............................  $ 6,400,715   $7,156,700
Residential construction loans (net of loans in process of
  $46,523 and $60,011, respectively)........................      134,926      133,834
                                                              -----------   ----------
     Total Residential Loans................................    6,535,641    7,290,534
                                                              -----------   ----------
Multi-family loans..........................................      106,108       99,828
Commercial real estate loans................................      458,786      324,024
Commercial loans............................................      302,515      210,024
Automotive floor plan loans.................................      279,757           --
                                                              -----------   ----------
     Total Commercial Loans.................................    1,147,166      633,876
                                                              -----------   ----------
Auto loans..................................................    1,548,383       68,462
Home equity loans...........................................    1,003,404      765,836
Loans to automotive lessors.................................      267,033           --
Student loans...............................................      190,440      211,358
Credit cards................................................       54,887       82,798
Other.......................................................        9,831       14,175
                                                              -----------   ----------
     Total Consumer Loans...................................    3,073,978    1,142,629
                                                              -----------   ----------
     Total Loans............................................  $10,756,785   $9,067,039
                                                              -----------   ----------
Total Loans with:(1)
  Fixed rate................................................  $ 4,181,538   $1,858,035
  Variable rate.............................................    6,575,247    7,209,004
                                                              -----------   ----------
     Total Loans............................................  $10,756,785   $9,067,039
                                                              -----------   ----------
                                                              -----------   ----------

------------------
(1) Loan totals do not reflect the impact of off-balance sheet interest rate swaps used for interest rate risk management as discussed below.

     As a result of Sovereign's use of interest rate swaps for interest rate risk management, at December 31, 1997, $389.0 million of variable rate mortgage loans have been effectively converted to fixed rate mortgage loans. In addition, $208.8 million of intermediate variable rate mortgage loans (loans with a five-year fixed rate period) have effectively been converted to variable rate over the fixed rate period.

     The majority of all loans are located in Sovereign's marketplace (eastern Pennsylvania, New Jersey, northern Delaware, New York and several New England states). This is Sovereign's only significant geographic concentration.

     The total amount of loans being serviced for the benefit of others was $6.36 billion and $5.78 billion at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, Sovereign had recognized excess servicing assets, which are accounted for as interest-only strips, of $1.0 million and $815,000 and mortgage servicing rights of $63.6 million and $55.7 million, respectively.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) LOANS -- (CONTINUED)

     The activity in the allowance for possible loan losses is as follows (in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                            1997      1996      1995
                                                           -------   -------   -------
Balance, beginning of period.............................  $ 67,422   $62,199   $59,896
Acquired reserves and other additions....................    20,652       716     1,505
Provision for possible loan losses.......................    40,279    20,676    12,150
Charge-offs..............................................    23,261    17,874    12,424
Recoveries...............................................     5,159     1,705     1,072
                                                           --------   -------   -------
Balance, end of period...................................  $110,251   $67,422   $62,199
                                                           --------   -------   -------
                                                           --------   -------   -------

     Sovereign encourages loan officers to follow specific procedures in the early identification and collection of problem loans. If a loan becomes seriously delinquent or the loan officer is not successful in the resolution of the problem loan, the account is transferred to Sovereign's Asset Recovery Team. At this time the account is analyzed for collateral values and the cash flows available to repay the loan. If it is determined that there is a collateral shortfall and insufficient cash flow to repay the debt, a reserve will be established immediately based on this analysis. At any time during this process and at the loan officer's discretion, the account may be placed on non-accrual status. By following these procedures, losses are minimized on impaired loans.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) LOANS -- (CONTINUED)

     Impaired loans are summarized as follows (in thousands):

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
Impaired loans without a related reserve....................  $ 7,435   $16,339
Impaired loans with a related reserve.......................   12,153    12,537
                                                              -------   -------
     Total impaired loans...................................  $19,588   $28,876
                                                              =======   =======
Reserve for impaired loans..................................  $ 5,325   $ 8,449
                                                              =======   =======

     The average balance of impaired loans for 1997, 1996 and 1995 was $23.4 million, $26.7 million and $26.2 million, respectively.

(6) PREMISES AND EQUIPMENT

     A summary of premises and equipment, less accumulated depreciation and amortization, follows (in thousands):

                                                              AT DECEMBER 31,
                                                            -------------------
                                                              1997       1996
                                                            --------   --------
Land......................................................  $ 15,247   $ 15,902
Office buildings..........................................    61,202     66,534
Furniture, fixtures, and equipment........................    79,382     82,742
Leasehold improvements....................................    13,447     13,682
Automobiles...............................................     1,052      1,147
                                                            --------   --------
                                                             170,330    180,007
Less accumulated depreciation.............................   (85,136)   (88,410)
                                                            --------   --------
  Total premises and equipment............................  $ 85,194   $ 91,597
                                                            ========   ========


     Sovereign is committed under various non-cancelable operating leases relating to branch facilities having initial or remaining terms in excess of one year. The minimum annual rental commitments under these leases at December 31, 1997, are summarized as follows (in thousands):

        1998...............................................  $ 6,522
        1999...............................................    5,845
        2000...............................................    5,167
        2001...............................................    4,584
        2002...............................................    3,262
        Thereafter.........................................   14,497
                                                             -------
                                                             $39,877
                                                             =======


     Total rental expense for all leases for the years ended December 31, 1997, 1996 and 1995 was $6.8 million, $5.2 million and $3.6 million, respectively.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows (in thousands):

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
Accrued interest receivable on:
  Investment and mortgage-backed securities................. $ 34,043   $31,089
  Loans.....................................................   68,000    53,531
                                                             --------   -------
     Total interest receivable.............................. $102,043   $84,620
                                                             --------   -------
                                                             --------   -------

     Accrued interest receivable is stated net of an allowance for potentially uncollected interest (for loans on non-accrual and for loans that have been restructured). If these non-accruing and restructured loans had been current in accordance with their original terms and had been outstanding throughout the period, gross interest income for the years ended December 31, 1997 and 1996 would have increased by approximately $6.9 million and $7.8 million, respectively. Interest income recorded on these loans for the years ended December 31, 1997 and 1996 was $2.2 million and $2.3 million, respectively.

(8) DEPOSITS

     Deposits are summarized as follows (in thousands):

                                                             AT DECEMBER 31,
                                    ------------------------------------------------------------------
                                                 1997                                1996
                                    ------------------------------      ------------------------------
TYPE OF ACCOUNT                      BALANCE     PERCENT      RATE       BALANCE     PERCENT      RATE
---------------                     ----------   -------      ----      ----------   -------      ----
Demand deposit accounts...........  $  547,394       6%         --%     $  440,994       5%         --%
NOW accounts......................     671,228       8        1.28         614,739       8        1.52
Savings accounts..................   1,777,603      20        2.90       1,766,388      22        2.83
Money market accounts.............     802,438       9        4.06         755,794       9        3.84
Retail certificates of deposit....   4,490,948      51        5.53       4,189,762      52        5.33
Jumbo certificates of deposit.....     567,040       6        5.78         300,526       4        5.92
                                    ----------     ---        ----      ----------     ---        ----
     Total deposits...............  $8,856,651     100%       4.22%     $8,068,203     100%       4.08%
                                    ==========     ===        ====      ==========     ===        ====


     Certificate accounts are frequently renewed at maturity rather than paid out. The following table sets forth the maturity of Sovereign's certificates of deposit as scheduled to mature contractually at December 31, 1997 (in thousands):

                         WITHIN SIX   SIX MOS. --     ONE --     THREE --       FIVE --        OVER
                            MOS.        ONE YR.     THREE YRS.   FIVE YRS.     TEN YRS.      TEN YRS.     TOTAL
                         ----------   -----------   ----------   ---------   -------------   --------   ----------
Certificate accounts by
  rate:
2.001% -- 4.000%.......  $   53,883   $    2,108     $    222     $   195       $    19       $   21    $   56,448
4.001% -- 6.000%.......   2,486,168    1,414,606      625,801      29,189         8,425          290     4,564,479
6.001% -- 8.000%.......     104,830       99,858      164,197      18,609        32,233        3,000       422,727
8.001% -- 10.000%......       2,686        1,431        5,344         488           948          318        11,215
Above 10.000%..........          16          126          995         269         1,713           --         3,119
                         ----------   ----------     --------     -------       -------       ------    ----------
Total certificate
  accounts.............  $2,647,583   $1,518,129     $796,559     $48,750       $43,338       $3,629    $5,057,988
                         ----------   ----------     --------     -------       -------       ------    ----------
                         ----------   ----------     --------     -------       -------       ------    ----------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8) DEPOSITS -- (CONTINUED)

     The following table sets forth the maturity of Sovereign's certificates of deposit of $100,000 or more as scheduled to mature contractually at December 31, 1997 (in thousands):

                                                 AT DECEMBER 31,
                                                      1997
                                                 ---------------
Three months or less...........................     $274,980
Over three through six months..................      319,923
Over six through twelve months.................      150,557
Over twelve months.............................       89,170
                                                    --------
     Total.....................................     $834,630
                                                    --------
                                                    --------

     Interest expense on deposits is summarized as follows (in thousands):

                                                               AT DECEMBER 31,
                                                        ------------------------------
                                                          1997       1996       1995
                                                        --------   --------   --------
Demand deposit and NOW accounts.......................  $  8,312   $  8,643   $  8,644
Savings accounts......................................    51,490     49,676     47,080
Money market accounts.................................    29,345     30,497     29,228
Certificates of deposit...............................   262,114    241,052    247,587
                                                        --------   --------   --------
     Total interest expense on deposits...............  $351,261   $329,868   $332,539
                                                        --------   --------   --------
                                                        --------   --------   --------

(9) SHORT-TERM AND LONG-TERM BORROWINGS

     Short-term Borrowings. Short-term borrowings included in the consolidated balance sheets are as follows (in thousands):

                                                                  AT DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Securities sold under repurchase agreements.................  $  731,132   $  895,831
Federal Home Loan Bank advances.............................   4,547,573    3,013,036
Federal funds purchased.....................................          --       11,000
Other borrowings............................................      41,793           --
                                                              ----------   ----------
     Total borrowings.......................................  $5,320,498   $3,919,867
                                                              ----------   ----------
                                                              ----------   ----------

     Included in short-term borrowings are sales of securities under repurchase agreements. Securities underlying these repurchase agreements consisted of investment and mortgage-backed securities which had a book value of $684.3 million and $907.4 million and a market value of $690.3 million and $910.6 million at December 31, 1997 and 1996, respectively.

     Effective January 1, 1998, Sovereign will adopt the provisions of SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125." The provisions of SFAS No. 127 defer the effective date for the provisions of SFAS No. 125 relating to accounting for repurchase agreements, dollar rolls, securities lending and similar transactions. Accordingly, qualifying repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts, although the securities underlying the agreements are delivered to the brokers who arranged the transactions. In certain instances, the broker may have sold, loaned, or disposed of the securities to other parties in the normal course of their operations, and have agreed to resell to Sovereign substantially similar securities at the maturity of the agreements. The broker/dealers who participate with Sovereign in these agreements are primary broker/dealers reporting to the Federal Reserve Bank of New York.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(9) SHORT-TERM AND LONG-TERM BORROWINGS -- (CONTINUED)

     The following table summarizes information regarding short-term securities sold under repurchase agreements (in thousands):

                  SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

                                                                  DECEMBER 31,
                                                     --------------------------------------
                                                        1997           1996          1995
                                                     ----------      --------      --------
Balance............................................  $  731,132      $895,831      $630,822
Weighted average interest rate.....................        5.58%         5.58%         6.09%
Maximum amount outstanding at any month-end during
  the period.......................................  $1,427,237    $1,243,405    $1,121,549
Average amount outstanding during the period.......  $1,172,090    $  752,719    $  763,039
Weighted average interest rate during the period...        5.67%         5.78%         5.97%

     The following table summarizes information regarding short-term FHLB advances (in thousands):

                        FEDERAL HOME LOAN BANK ADVANCES

                                                                 DECEMBER 31,
                                                  ------------------------------------------
                                                     1997            1996            1995
                                                  ----------      ----------      ----------
Balance.........................................  $4,547,573      $3,013,036      $1,376,174
Weighted average interest rate..................        5.91%           5.82%           5.72%
Maximum amount outstanding at any month-end
  during the period.............................  $4,608,252      $3,750,458      $1,473,732
Average amount outstanding during the period....  $3,639,214      $2,290,269      $1,020,698
Weighted average interest rate during the
  period........................................        6.03%           5.88%           5.65%

                            FEDERAL FUNDS PURCHASED

     The following table summarizes information regarding short-term federal funds purchased (in thousands):

                                                                   DECEMBER 31,
                                                         ---------------------------------
                                                          1997         1996         1995
                                                         -------      -------      -------
Balance................................................  $    --      $11,000      $18,500
Weighted average interest rate.........................       --%        7.25%        6.00%
Maximum amount outstanding at any month-end during the
  period...............................................  $12,000      $31,000      $21,000
Average amount outstanding during the period...........  $ 1,288      $ 8,116      $ 5,555
Weighted average interest rate during the period.......     5.68%        5.45%        5.86%

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(9) SHORT-TERM AND LONG-TERM BORROWINGS -- (CONTINUED)

     Long-term Borrowings. Long-term securities sold under repurchase agreements had weighted average interest rates of 5.86% and 5.63% at December 31, 1997 and 1996, respectively. Long-term FHLB advances had weighted average interest rates of 6.06% and 6.03% at December 31, 1997 and 1996, respectively. Long-term borrowings are as follows (in thousands):

                                                                 AT DECEMBER 31,
                                                              ---------------------
                                                                1997        1996
                                                              --------   ----------
Securities sold under repurchase agreements, maturing March
  1999 to December 2002 ................................... $  290,968   $  204,093
FHLB advances, maturing January 1999 to April 2012.........    872,265    1,118,828
6.75% senior notes, due July 1, 2000.......................     49,655       49,517
6.75% subordinated debentures, due 2000....................     27,831       49,585
8.50% subordinated debentures, due 2002....................     19,629       19,550
8.00% subordinated debentures, due 2003....................     49,243       49,096
                                                              --------   ----------
     Total long-term borrowings............................ $1,309,591   $1,490,669
                                                            ----------   ----------
                                                            ----------   ----------

     Included in long-term borrowings are sales of securities under repurchase agreements. Securities underlying these repurchase agreements consisted of investment and mortgage-backed securities which had a book value of $320.9 million and a market value of $324.2 million at December 31, 1997. The 6.75% notes are non-amortizing and are not redeemable prior to maturity. The 6.75% debentures are non-amortizing and are not redeemable prior to maturity. The 6.75% debentures have, through the use of an interest rate swap, been effectively converted from a fixed rate obligation to a variable rate obligation tied to the 3-month LIBOR plus 140.5 basis points. The 8.50% debentures are non-amortizing and are redeemable at the option of Sovereign in whole or in part at any time on or after September 15, 1999. The 8.00% debentures are non-amortizing and are not redeemable prior to maturity.

(10) TRUST PREFERRED SECURITIES

     During March 1997, Sovereign issued $100 million of preferred capital securities ("Trust Preferred") through Sovereign Capital Trust I ("Trust"), a special-purpose statutory trust created expressly for the issuance of these securities. Distributions on the Trust Preferred will be payable at an annual rate of 9% of the stated liquidation amount of $1,000 per capital security, payable semi-annually. After issuance costs, proceeds of $97.6 million were invested in Junior Subordinated Debentures of Sovereign, at terms identical to the Trust Preferred offering. Cash distributions on the Trust Preferred are made to the extent interest on the debentures is received by the Trust. In the event of certain changes or amendments to regulatory requirements or federal tax rules, the Trust Preferred securities are redeemable in whole. Otherwise, the Trust Preferred securities are generally redeemable in whole or in part on or after April 1, 2007, at a declining redemption price ranging from 103.875% to 100% of the liquidation amount. On or after April 1, 2017, the Trust Preferred securities may be redeemed at 100% of the liquidation amount.

     During March 1997, Sovereign also issued $50.0 million of trust preferred securities at an interest rate of 9.875%, with a scheduled maturity of March 1, 2027. The securities were issued by the Trust and proceeds from the issuance were invested in Junior Subordinated Debentures issued by Sovereign. Interest of $2.47 million is payable semi-annually. Sovereign has the option, subject to required regulatory approval, to prepay the securities beginning March 1, 2007.

     The Trust Preferred offerings are classified as and are similar to a minority interest and are presented as "Corporation-obligated mandatorily redeemable capital securities of subsidiary trust holding solely subordinated debentures of Sovereign Bancorp, Inc." The Trust Preferred offerings qualify for Tier I capital treatment for Sovereign and the loan payments from Sovereign to the Trust are fully tax deductible.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(11) STOCKHOLDERS' EQUITY

     The Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") requires institutions regulated by the OTS to have minimum regulatory tangible capital equal to 1.5% of total tangible assets, a minimum leverage capital ratio equal to 3% of tangible assets and 4% of risk-adjusted assets and a risk-based capital ratio equal to 8%. Sovereign Bank was in compliance with all of these capital requirements as of December 31, 1997. The following schedule summarizes the actual capital balances of Sovereign Bank at December 31, 1997 (in thousands):

                                             TANGIBLE     LEVERAGE      LEVERAGE       RISK-BASED
                                            CAPITAL TO   CAPITAL TO    CAPITAL TO      CAPITAL TO
                                             TANGIBLE     TANGIBLE    RISK-ADJUSTED   RISK-ADJUSTED
                                              ASSETS       ASSETS        ASSETS          ASSETS
                                            ----------   ----------   -------------   -------------
SOVEREIGN BANK:
---------------
Regulatory capital........................   $921,885     $921,885      $921,885      $1,021,719
Minimum capital requirement...............    247,591      499,256       364,597         729,194
                                             --------     --------      --------        --------
  Excess..................................   $674,294     $422,629      $557,288        $292,525
                                             --------     --------      --------        --------
                                             --------     --------      --------        --------
Capital ratio.............................       5.59%        5.54%        10.11%          11.21%

     OTS capital regulations do not apply to holding companies. The following schedule summarizes actual capital balances of Sovereign Bancorp at December 31, 1997 as if those regulations did apply to Sovereign Bancorp (in thousands):

                                             TANGIBLE     LEVERAGE      LEVERAGE       RISK-BASED
                                            CAPITAL TO   CAPITAL TO    CAPITAL TO      CAPITAL TO
                                             TANGIBLE     TANGIBLE    RISK-ADJUSTED   RISK-ADJUSTED
                                              ASSETS       ASSETS        ASSETS          ASSETS
                                            ----------   ----------   -------------   -------------
SOVEREIGN BANCORP:
------------------
Regulatory capital........................   $842,913     $940,385      $940,385        $1,188,219
Minimum capital requirement...............    247,729      499,520       369,342           738,684
                                             --------     --------      --------        ----------
  Excess..................................   $595,184     $440,865      $571,043        $  449,535
                                             --------     --------      --------        ----------
                                             --------     --------      --------        ----------
Capital ratio.............................       5.10%        5.65%        10.18%            12.87%

     The Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital tiers: well-capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. A depository institution's capital tier depends upon its capital levels in relation to various relevant capital measures, which include leverage and risk-based capital measures and certain other factors. Depository institutions that are not classified as well-capitalized or adequately-capitalized are subject to various restrictions regarding capital distributions, payment of management fees, acceptance of brokered deposits and other operating activities. At December 31, 1997, Sovereign Bank was classified as well-capitalized and in compliance with all capital requirements. Management anticipates that Sovereign Bank will continue to be classified as well-capitalized and will be in compliance with all regulatory capital requirements.

     As a result of provisions of the Small Business Jobs Protection Act of 1996 (the "Jobs Protection Act"), which repealed the tax reserve method for bad debts for thrift institutions and the circumstances requiring bad debt recapture for large institutions, Sovereign must determine the tax deduction for bad debt based on actual charge-offs. The Jobs Protection Act retained the existing base year bad debt reserve and requires recapture into taxable income in certain circumstances such as in the case of certain excess distributions or complete redemptions. None of the limited circumstances requiring recapture are anticipated by Sovereign. Retained earnings at December 31, 1997 included $60.7

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(11) STOCKHOLDERS' EQUITY -- (CONTINUED)

million in bad debt reserves, for which no deferred taxes have been provided due to the indefinite nature of the recapture provisions.

     Sovereign maintains a Dividend Reinvestment and Stock Purchase Plan which permits holders of record of Sovereign common stock to purchase additional shares of common stock directly from Sovereign via reinvestment of cash dividends and optional cash purchases. At December 31, 1997, purchases of common stock with reinvested dividends are made at a 5% discount from the current market price as defined and optional cash purchases are limited to a maximum of $5,000 per quarter.

     Sovereign maintains a Stockholder Rights Plan (the "Rights Plan"). The Rights Plan is designed to protect stockholders from attempts to acquire control of Sovereign at an inadequate price. Under the Rights Plan, Sovereign distributed a dividend of one right to purchase a unit of preferred stock on each outstanding share of Sovereign's common stock. The rights are not currently exercisable or transferable and no separate certificates evidencing such rights will be distributed, unless certain events occur. The rights attach to shares of common stock outstanding on October 2, 1989 and will expire on September 27, 2004 as stated in the amendment to the Rights Plan dated September 27, 1995. The rights will entitle the holders to purchase either Sovereign's common stock or the common stock of the potential acquirer at a substantially reduced price.

     On May 17, 1995, Sovereign completed the sale of 2.0 million shares of Convertible Preferred Stock, raising $96.4 million in capital. The 6 1/4% non-voting, Cumulative Convertible Preferred Stock is convertible at the option of the holder at any time, unless previously redeemed, at a conversion rate (adjusted to reflect all stock dividends and stock splits declared through January 1998) of 7.184 shares of common stock for each share of preferred stock; equivalent to a conversion price of $6.960 per share of common stock. The preferred stock may not be redeemed prior to May 15, 1998. Thereafter, the preferred stock is redeemable at the option of Sovereign, in whole or in part, at $52.188 per share during the twelve months beginning May 15, 1998, and thereafter at prices declining ratably to par on and after May 15, 2005. Subsequent to year-end, Sovereign elected to redeem all outstanding shares of its 6 1/4% Cumulative Convertible Preferred Stock. For additional information, see Note 19 "Subsequent Events" hereof.

(12) STOCK OPTION PLANS

     Sovereign grants stock options for a fixed number of shares to key officers and directors with an exercise price equal to the fair value of the shares at the date of grant. Sovereign accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, recognizes no compensation expense for the stock option grants. There are 13.0 million shares of common stock reserved for issuance under the plans. These shares, along with the per share data in the following summary of option transactions, have been adjusted to reflect all stock dividends and stock splits declared through January 1998.

                             1986 PLAN    1987 PLAN    1989 PLAN    1990 PLAN   1993 PLAN     1994 PLAN    1996 PLAN
           OPTION PRICE      $.96-$6.94     $3.12     $1.53-$5.38     $1.30    $3.78-$9.78   $3.84-$14.56  $6.94-$16.77     TOTAL
           ------------      ----------   ---------   -----------   ---------   -----------   -----------  ------------  ----------
Options outstanding
 December 31, 1995.........  1,221,010     380,936      842,184      327,833    1,122,012     2,302,085           --      6,196,060
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------
 Granted...................     86,184          --      161,924           --      161,967       299,376       11,520        720,971
 Exercised.................   (137,105)    (44,541)    (323,498)    (246,169)     (73,144)       (1,555)          --       (826,012)
 Forfeited.................     (1,512)         --           --           --      (64,851)      (93,312)          --       (159,675)
Options outstanding
 December 31, 1996.........  1,168,577     336,395      680,610       81,664    1,145,984     2,506,594       11,520      5,931,344
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------
 Granted...................         --          --           --           --       35,597       329,119      690,360      1,055,076
 Exercised.................   (149,597)   (336,395)    (399,229)          --     (389,051)     (667,700)          --     (1,941,972)
 Forfeited.................         --          --           --           --      (11,132)       (3,110)      (2,880)       (17,122)
Options outstanding
 December 31, 1997.........  1,018,980          --      281,381       81,664      781,398     2,164,903      699,000      5,027,326
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------
Options exercisable
 December 31, 1997.........  1,018,980          --      281,381       81,664      114,990     2,164,903       10,080      3,671,998
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------
                             ---------    --------    ---------     --------   ----------    ----------     --------     ----------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(12) STOCK OPTION PLANS -- (CONTINUED)

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which provides companies with a choice either to expense the fair value of employee stock options over the vesting period (recognition method) or to continue the previous practice but disclose the pro forma effects on net income and earnings per share had the fair value method been used (disclosure only method). Companies electing the disclosure only method will be required to include the pro forma effects of all awards granted in fiscal years beginning after December 15, 1994. Sovereign adopted the disclosure only method during 1996.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if Sovereign had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                    1986 PLAN                1993 PLAN                              1994 PLAN
                                    ---------   ---------------------------------------  -----------------------------
  Grant date year.................     1996         1995         1996            1997         1996            1997
  Options granted.................   86,184      137,416        24,551         35,597       299,376        329,119
  Options forfeited...............    1,512        4,057          --               --        93,312          3,110
  Expected volatility.............     .254         .254         .254            .254          .84             .84
  Expected life in years..........     6.00         4.00      5.00 - 6.00        5.00         6.00            6.00
  Stock price on date of grant....    $6.53        $7.51     $6.66 - $7.50      $9.78   $6.16 - $8.94   $8.17 - $14.56
  Exercise price..................    $6.53        $7.51     $6.66 - $7.50      $9.78   $6.16 - $8.94   $8.17 - $14.56
  Expected dividend yield.........      .22%         .21%        .21%             .21%        2.42%           2.42%
  Risk-free interest rate.........     6.30%        5.70%    5.23% - 6.42%       6.20%        6.74%           6.74%
  Vesting period in years.........        1            1         0 - 1              0           5                0



                                                  1996 PLAN
                                        -----------------------------
  Grant date year.................         1996             1997
  Options granted.................       11,520          690,360
  Options forfeited...............        1,440            1,440
  Expected volatility.............         .254             .254
  Expected life in years..........         6.00             6.00
  Stock price on date of grant....        $6.94        $9.38 - $16.78
  Exercise price..................        $6.94        $9.38 - $16.78
  Expected dividend yield.........          .21%            .21%
  Risk-free interest rate.........         6.86%       5.76% - 6.66%
  Vesting period in years.........            1              1








    The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Sovereign's employee stock options have characteristics significantly different from those traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide reliable single measure of fair value of its employee stock options.

     The pro forma reduction to after-tax net income for 1997 and 1996 was $2.3 million and $1.2 million, respectively. The pro forma reduction to diluted earnings per share for 1997 was $.016 and for 1996 was $.009.

(13) EMPLOYEE BENEFIT PLANS

     Sovereign sponsors a non-contributory defined benefit pension plan which covers substantially all employees who have attained the age of 21 and completed one year of service. Benefits under the plan are based upon years of service and the employees' average compensation computed based upon the five consecutive plan years of highest pay during the ten years preceding retirement or termination.

     It is Sovereign's policy to fund the minimum contribution as determined by an actuarial valuation. The net periodic pension costs for this plan are comprised of the following components (in thousands):

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(13) EMPLOYEE BENEFIT PLANS -- (CONTINUED)

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                       1997     1996     1995
                                                      ------   ------   ------
Service cost benefits earned during the period......  $1,546   $1,736   $1,581
Interest cost on projected benefit obligation.......   1,771    2,311    2,138
Actual return on plan assets........................  (7,206)  (4,824)  (6,450)
Amortization of unrecognized net assets and other
  deferred amounts, net.............................   4,177    1,390    3,564
Curtailment loss....................................      --      542       --
Asset gain..........................................     331       62      184
                                                      ------   ------   ------
  Net periodic pension expense......................  $  619   $1,217   $1,017
                                                      ------   ------   ------
                                                      ------   ------   ------

     The following table sets forth the pension plan's funded status at December 31, 1997 and 1996 (in thousands):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -----------------
                                                             1997      1996
                                                            -------   -------
Fair value of plan assets.................................  $35,516   $40,317
                                                            -------   -------
                                                            -------   -------
Projected benefit obligation:
  Vested benefits.........................................  $24,586   $30,050
  Non-vested benefits.....................................      689     1,026
  Effect of projected future salary increases.............    3,061     3,876
                                                            -------   -------
     Projected benefit obligation.........................  $28,336   $34,952
                                                            -------   -------
                                                            -------   -------
Plan assets in excess of (less than) the projected benefit
  obligation..............................................  $ 7,180   $ 5,366
Unrecognized net (asset) existing at transition date......   (1,422)   (1,834)
Unrecognized net loss.....................................   (2,963)   (1,028)
Unrecognized prior service cost...........................      (41)      (83)
                                                            -------   -------
  Net pension asset included in balance sheet.............  $ 2,754   $ 2,421
                                                            -------   -------
                                                            -------   -------

     In determining the projected benefit obligation, the assumed discount rates at December 31, 1997, 1996 and 1995 were 6.77%, 7.18% and 7.33%, respectively.
The weighted average rate of salary increase was 4.46% for 1997, 5.17% for 1996 and 5.26% for 1995. The expected long-term rate of return on assets used in determining net periodic pension expense was 8.92% for 1997, 8.73% for 1996 and 8.74% for 1995.

     The pension plan's assets consist primarily of common stock, fixed income securities such as corporate bonds and U.S. Treasury securities and units of certain common trust funds.

     Sovereign also maintains a 401(k) savings plan. Substantially all employees of Sovereign are eligible to participate in the 401(k) savings plan following their completion of one year of service and attaining age 21. Sovereign's contributions to this plan were $490,000, $211,000 and $191,000 during 1997, 1996 and 1995, respectively. Pursuant to this plan, employees can contribute up to 10% of their compensation to the plan. Sovereign contributes 50% of the employee contribution up to 6% of compensation in the form of Sovereign common stock.

     Sovereign Employee Stock Ownership Plan. Sovereign maintains an Employee Stock Ownership Plan ("Sovereign ESOP"). Substantially all employees of Sovereign are eligible to participate in the Sovereign ESOP following their completion of one year of service and attaining age 21. The Sovereign ESOP is a deferred contribution plan which provides retirement benefits for participants and beneficiaries by purchasing Sovereign common stock in the open market. The amount of annual contributions to the Sovereign ESOP by Sovereign is determined by the

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(13) EMPLOYEE BENEFIT PLANS -- (CONTINUED)

Board of Directors based upon the financial performance of Sovereign each year. Sovereign recognized as expense $6.6 million, $4.1 million and $2.4 million to the ESOP during 1997, 1996 and 1995, respectively.

     On November 21, 1994, Sovereign's Board of Directors authorized an amendment to the Sovereign ESOP to add a leverage feature to purchase up to 6.7 million shares of Sovereign's outstanding common stock in the open market or in negotiated transactions. The Sovereign ESOP is funded through direct loans from Sovereign totaling $40.0 million in 1997. The proceeds from these loans were used to purchase outstanding shares of Sovereign's common stock. As the debt on these loans is repaid, shares of Sovereign common stock are released and become eligible for allocation to employee accounts. In addition, dividends are paid on all shares of Sovereign common stock, including unallocated shares held by the Sovereign ESOP. Dividends on the unallocated shares are allocated on a pro-rata basis when purchased shares are released. Compensation expense is recognized based on the fair value of the shares committed to be released to employees and the shares then become outstanding for earnings per share computations. Sovereign has committed to make contributions sufficient to provide for the ESOP debt requirements. At December 31, 1997, the Sovereign ESOP held 5.9 million shares of which 1.3 million shares were allocated to employee accounts. The unallocated ESOP shares are presented as a reduction of stockholders' equity in the consolidated financial statements. At December 31, 1997, the fair value of the unallocated shares held by the ESOP was $79.7 million.

     Sovereign's Compensation Committee administers the ESOP. Under the ESOP, the trustees are directed to vote all allocated shares held in the ESOP in accordance with the instructions of the participants to whom the shares have been allocated. In addition, the trustees shall vote in their sole discretion any shares in the unallocated suspense account.

     In 1992, Sovereign implemented the Employee Stock Purchase Plan which permits eligible employees to purchase Sovereign common stock directly from Sovereign. Purchases of common stock are limited to 15% of a participant's compensation. During 1997, 1996 and 1995, participants purchased Sovereign common stock at a price equal to 92.5% of the fair value of Sovereign common stock on the offering date. Compensation expense for this plan for the year ended December 31, 1997, 1996 and 1995 was $46,000, $41,000 and $31,000,
respectively.

     ML Bancorp Employee Stock Ownership Plan. ML Bancorp, previous to its merger with Sovereign, had an Employee Stock Ownership Plan ("ML ESOP") for the benefit of certain eligible employees of ML Bancorp. ML Bancorp initially purchased 2.0 million shares of common stock on behalf of the ML ESOP, of which 885,000 shares were committed to be released as of February 28, 1998. During 1997, 1996, and 1995, ML Bancorp recorded compensation expense related to the ML ESOP of $3.0 million, $1.9 million, and $1.4 million, respectively. The fair market value of the unallocated ML ESOP shares equaled $17.6 million, and are presented as a reduction to stockholders' equity in the consolidated financial statements.

     Upon consummation of the Merger, Sovereign terminated the ML ESOP and satisfied its obligation related to the initial share purchase. The remaining unallocated shares were distributed to the former participants of the ML ESOP, and the excess of fair value over the cost of those remaining shares was recognized in the first quarter of 1998 as a one-time, merger related expense.

     ML Bancorp Recognition and Retention Plan and Trust. ML Bancorp, previous to its merger with Sovereign, had a Recognition and Retention Plan and Trust ("ML RRP") for the benefit of ML Bancorp's Board of Directors and executive officers. At February 28, 1998, Sovereign reflected $2.4 million of deferred cost of unearned ML RRP shares as a reduction of stockholders' equity. During 1997, 1996, and 1995, ML Bancorp recorded compensation expense related to the ML RRP of $459,000, $617,000 and $829,000, respectively.

     Upon consummation of the Merger, Sovereign terminated the ML RRP. Pursuant to the merger, the remaining $2.4 million of deferred compensation was paid to ML Bancorp's Board of Directors and executive officers and was recognized in the first quarter of 1998 as a one-time, merger related expense.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(14) INCOME TAXES

     The provision for income taxes in the consolidated statement of operations is comprised of the following components (in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                            1997      1996      1995
                                                           -------   -------   -------
Current:
  Federal................................................  $69,644   $40,339   $43,574
  State..................................................    3,845     3,887     4,063
                                                           -------   -------   -------
                                                            73,489    44,226    47,637
Deferred.................................................  (10,389)    1,115       (11)
                                                           -------   -------   -------
  Total income tax expense...............................  $63,100   $45,341   $47,626
                                                           -------   -------   -------
                                                           -------   -------   -------

     The following is a reconciliation of the actual tax provisions with taxes computed at the federal statutory rate of 35% for 1997, 1996 and 1995:

                                                                  YEAR ENDED DECEMBER 31,
                                                                  ------------------------
                                                                  1997      1996      1995
                                                                  ----      ----      ----
Federal income tax at statutory rate........................      35.0%     35.0%     35.0%
Increase (decrease) in taxes resulting from:
  Tax-exempt interest.......................................      (2.2)     (1.3)      (.5)
  State income taxes, net of federal tax benefit............       1.6       2.0       1.9
  Amortization of intangible assets and other purchase
     accounting adjustments.................................       1.1       1.4       1.4
  Non-deductible, merger-related costs......................       3.2        .2        .1
  Other.....................................................       1.4      (2.2)     (3.8)
                                                                  ----      ----      ----
                                                                  40.1%     35.1%     34.1%
                                                                  ----      ----      ----
                                                                  ----      ----      ----

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1997       1996       1995
                                                         --------   --------   --------
Deferred tax assets:
  Allowance for possible loan losses...................  $ 35,096   $ 23,156   $ 23,702
  Purchased mortgage servicing rights..................     5,364      2,079        923
  Employee benefits....................................     2,593        706        974
  Merger related liabilities...........................     1,104      1,006        785
  Purchase accounting adjustments......................       926      2,329      3,538
  Unrealized loss on available-for-sale portfolio......        89         89         30
  Net operating loss carryforwards.....................     1,810      1,939      2,066
  Other................................................     5,140      5,652      3,302
                                                         --------   --------   --------
  Total gross deferred tax assets......................  $ 52,122   $ 36,956   $ 35,320
                                                         --------   --------   --------
Deferred tax liabilities:
  Purchase accounting adjustments......................  $  6,473   $  7,188   $  8,559
  Deferred loan fees...................................     5,543      5,574      2,994
  Tax bad debt reserve recapture.......................     2,888      2,888      6,212
  Originated mortgage servicing rights.................     2,678      1,398        262
  Option premiums......................................     9,799      7,927      4,767
  Unrealized gain on available-for-sale portfolio......     9,472      2,021      2,778
  Other................................................     6,097      5,517      5,931
                                                         --------   --------   --------
  Total gross deferred tax liabilities.................  $ 42,950   $ 32,513   $ 31,503
                                                         --------   --------   --------
  Net deferred tax (liability) asset...................  $  9,172   $  4,443   $  3,817
                                                         --------   --------   --------
                                                         --------   --------   --------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(14) INCOME TAXES -- (CONTINUED)

     The Small Business Job Protection Act of 1996 ("the Act") repealed the tax bad debt deduction computed under the percentage of taxable income method for tax years beginning after December 31, 1995 and requires thrifts to recapture into income, over a six-year period, the amount by which their tax bad debt reserves exceed their base year reserves. As a result of its acquisition of ML Bancorp, Sovereign will be required to recapture $8.2 million related to ML Bancorp's tax bad debt reserve in excess of its base year reserve. ML Bancorp had previously recorded a deferred tax liability for this excess and therefore, the recapture will not impact the statement of operations.

     Sovereign has determined that it is not required to establish any valuation reserve for deferred tax assets since it is more likely than not that deferred tax assets will be principally realized through carry back to taxable income in prior years. Sovereign's conclusion that it is "more likely than not" that the deferred tax assets will be realized is based on a history of growth in earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Sovereign will continue to review the criteria related to the recognition of deferred tax assets on a quarterly basis.

(15) COMMITMENTS AND CONTINGENCIES

  Financial Instruments

     Sovereign is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to manage its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, loans sold with recourse, forward contracts and interest rate swaps, caps and floors. These financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The contract or notional amounts of these financial instruments reflect the extent of involvement Sovereign has in particular classes of financial instruments.

     Sovereign's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and loans sold with recourse is represented by the contractual amount of those instruments. Sovereign uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate swaps, caps and floors and forward contracts, the contract or notional amounts do not represent exposure to credit loss. Sovereign controls the credit risk of its interest rate swaps, caps and floors and forward contracts through credit approvals, limits and monitoring procedures. Unless noted otherwise, Sovereign does not require and is not required to pledge collateral or other security to support financial instruments with credit risk.

     The following schedule summarizes Sovereign's off-balance sheet financial instruments (in thousands):

                                                              CONTRACT OR NOTIONAL AMOUNT
                                                                    AT DECEMBER 31,
                                                              ----------------------------
                                                                 1997             1996
                                                              -----------      -----------
Financial instruments whose contract amounts represent
  credit risk:
  Commitments to extend credit..............................  $1,019,121       $  699,362
  Standby letters of credit.................................      10,107            5,656
  Loans sold with recourse..................................     139,899          169,113
Financial instruments whose notional or contract amounts
  exceed the amount of credit risk:
  Forward contracts.........................................      51,872           32,500
  Interest rate swaps.......................................   3,589,376        2,517,013
  Interest rate caps........................................   1,200,000          500,000
Notional or contract amounts of off-balance sheet financial
  instruments not constituting credit risk:
  Forward commitments to sell in the secondary market.......    161,285            53,922



                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(15) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Sovereign evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held usually consists of real estate but may include securities, accounts receivable, inventory and property, plant and equipment.

     Standby letters of credit are conditional commitments issued by Sovereign to guarantee the performance of a customer to a third party. The guarantees are primarily issued to support public and private borrowing arrangements. Most guarantees expire in 1998, one guarantee expires in April 1999, one guarantee expires in September 2000 and one guarantee for $1.4 million expires in January 2011. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Sovereign holds various collateral to support the commitments.

     Loans sold with recourse primarily represent residential loans.

     The forward contracts used by Sovereign in its mortgage banking activities are contracts for delayed delivery of securities in which Sovereign agrees to make delivery of a specified instrument, at a specified future date, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

     Interest rate swaps, caps and floors enable Sovereign to transfer, modify or reduce its interest rate risk and are used as part of asset and liability management. Sovereign may become a principal in the exchange of interest payments with another party and therefore, is exposed to loss should one of the other parties default. Sovereign minimizes this risk by performing credit reviews on counterparties.

     Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

  Litigation

     At December 31, 1997, Sovereign was party to a number of lawsuits. While any litigation has an element of uncertainty, management, after reviewing these actions with legal counsel, is of the opinion that the liability, if any, resulting from these actions will not have a material effect on the financial condition or results of operations of Sovereign.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents disclosures about the fair value of financial instruments as defined by SFAS No. 107, "Fair Value of Financial Instruments." These fair values are presented based upon subjective estimates of relevant market conditions at a specific point in time and information about each financial instrument. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques involve uncertainties resulting in variability in estimates affected by changes in assumptions and risks of the financial instruments at a certain point in time. Therefore, the derived fair value estimates presented below cannot be substantiated by comparison to independent markets. In addition, the fair values do not reflect any premium or discount that could result from offering for sale at one time an entity's entire holdings of a particular financial instrument nor does it reflect potential taxes and the expenses that would be incurred in an actual sale or settlement. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Sovereign (in thousands):

                                                           AT DECEMBER 31,
                                          -------------------------------------------------
                                                   1997                      1996
                                          -----------------------   -----------------------
                                           CARRYING       FAIR       CARRYING       FAIR
                                            VALUE        VALUE        VALUE        VALUE
                                          ----------   ----------   ----------   ----------
Financial Assets:
  Cash and amounts due from depository
     institutions......................   $  219,143   $  219,143   $  137,915   $  137,915
  Interest-earning deposits............       14,502       14,502       13,355       13,355
  Loans held for sale..................      310,368      310,440      137,663      137,870
  Investment and mortgage-backed
     securities available-for-sale.....    1,795,060    1,795,060    1,144,825    1,144,825
  Investment and mortgage-backed
     securities held-to-maturity.......    3,209,966    3,238,197    3,590,580    3,566,558
  Loans, net...........................   10,646,534   10,710,394    8,999,617    8,999,873
  Interest-only strips.................        1,031        5,287          815        4,187
  Mortgage servicing rights............       63,618       66,677       55,675       61,851
  Cash surrender value of life
     insurance.........................           --           --       11,978       11,978
Financial Liabilities:
  Deposits.............................    8,856,651    8,862,328    8,068,203    8,070,020
  Borrowings(1)........................    6,640,516    6,653,017    5,424,683    5,420,214
Unrecognized Financial Instruments:(2)
  Commitments to extend credit.........        2,266        2,272        1,315        1,239
  Standby letters of credit............            1            5            7           12
  Loans sold with recourse.............          244           98          301          120
  Interest rate swaps, caps and
     floors............................        9,963      (12,858)       9,283        3,755

------------------
(1) Borrowings are shown without unamortized cap premiums, as cap premiums are reflected separately below in "Interest rate swaps, caps and floors."

(2) The amounts shown under "carrying value" represent accruals or deferred income (cost) arising from those unrecognized financial instruments.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Cash and amounts due from depository institutions and interest-earning deposits. For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Loans held for sale. Fair values are estimated using quoted rates based upon secondary market sources for securities backed by similar loans. Fair value estimates include consideration of all open positions (including forward contracts), outstanding commitments and related fees paid.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

     Investment and mortgage-backed securities available-for-sale. The fair value of investment and mortgage-backed securities available-for-sale are based on quoted market prices as of the balance sheet date. In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," changes in fair value are reflected in the carrying value of the asset and are shown as a separate component of stockholders' equity.

     Investment and mortgage-backed securities held-to-maturity. The carrying amounts for short-term investment and mortgage-backed securities held-to-maturity approximate fair value because of the short maturity of these instruments and they do not present unanticipated credit concerns. The fair value of long-term investments and mortgage-backed securities held-to-maturity is estimated based upon bid quotations received from securities dealers and an independent pricing servicing bureau.

     Loans. Fair value is estimated by discounting cash flows using estimated market discount rates at which similar loans would be made to borrowers and reflect similar credit ratings and interest rate risk for the same remaining maturities.

     Mortgage servicing rights. The fair value of mortgage servicing rights, including excess servicing rights which are accounted for as interest-only strips, is estimated using quoted rates based upon secondary market sources. The estimated fair value approximates the amount for which the servicing could currently be sold.

     Cash surrender value of life insurance. The carrying value of the cash surrender value of life insurance, which was acquired in the First State transaction, is a reasonable estimate of fair value.

     Deposits. The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings accounts and certain money market accounts, is equal to the amount payable on demand as of the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting cash flows using currently offered rates for deposits of similar remaining maturities.

     Borrowings. Fair value is estimated by discounting cash flows using rates currently available to Sovereign for other borrowings with similar terms and remaining maturities.

     Commitments to extend credit. The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     Standby letters of credit. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

     Loans sold with recourse. The fair value of loans sold with recourse is estimated based upon the cost to terminate Sovereign's obligations under the recourse provisions.

     Interest rate swaps, caps and floors. The fair value of interest rate swaps, caps and floors which represent the estimated amount Sovereign would receive or pay to terminate the contracts or agreements, taking into account current interest rates and when appropriate, the current creditworthiness of the counterparties are obtained from dealer quotes.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(17) INTEREST RATE EXCHANGE AGREEMENTS

     Amortizing and non-amortizing interest rate swaps are generally used to convert fixed rate assets and liabilities to variable rate assets and liabilities and vice versa. Interest rate caps are generally used to limit the exposure from the repricing and maturity of liabilities. Interest rate floors are generally used to limit the exposure from repricing and maturity of assets. Interest rate caps and floors are also used to limit the exposure created by other interest rate swaps. In certain cases, interest rate caps and floors are simultaneously bought and sold to create a range of protection against changing interest rates while limiting the cost of that protection. The following table presents information regarding interest rate exchange agreements at the dates indicated (in thousands):

                                     AT DECEMBER 31, 1997                          AT DECEMBER 31, 1996
                          -------------------------------------------   -------------------------------------------
                                                             WEIGHTED                                      WEIGHTED
                                                             AVERAGE                                       AVERAGE
                           NOTIONAL     BOOK    ESTIMATED    MATURITY    NOTIONAL     BOOK    ESTIMATED    MATURITY
                            AMOUNT     VALUE    FAIR VALUE   IN YEARS     AMOUNT     VALUE    FAIR VALUE   IN YEARS
                          ----------   ------   ----------   --------   ----------   ------   ----------   --------
Amortizing interest rate
  swaps:
  Pay variable-receive
    fixed(1)............  $  602,116   $   --    $  1,436      2.8      $  713,448   $   --    $(10,459)     3.6
  Pay fixed-receive
    variable(2).........     208,761       --          (9)     1.3         398,565       --        (464)     2.3
Non-amortizing interest
  rate swaps:
  Pay variable-receive
    fixed(3)............      28,499       --        (561)     2.7          50,000       --      (1,738)     3.7
  Pay fixed-receive
    variable(4).........   2,750,000       --      (9,290)     2.3       1,355,000       --       9,152      2.2
Interest rate
  caps/floors(5)........   1,200,000    9,963      (4,434)     4.0         500,000    9,283       7,264      4.5
                          ----------   ------    --------               ----------   ------    --------
                          $4,789,376   $9,963    $(12,858)              $3,017,013   $9,283    $  3,755
                          ----------   ------    --------               ----------   ------    --------
                          ----------   ------    --------               ----------   ------    --------

------------------
(1) The weighted average pay rate was 5.58% and 5.50% and the weighted average receive rate was 5.97% and 5.93% at December 31, 1997 and 1996, respectively.

(2) The weighted average pay rate was 6.87% and 6.76% and the weighted average receive rate was 6.80% and 6.18% at December 31, 1997 and 1996, respectively.

(3) The weighted average pay rate was 7.28% and 6.91% and the weighted average receive rate was 6.75% and 6.75% at December 31, 1997 and 1996, respectively.

(4) The weighted average pay rate was 5.89% and 5.28% and the weighted average receive rate was 4.47% and 5.53% at December 31, 1997 and 1996, respectively.

(5) The weighted average strike price range was 5.25%-7.50% at December 31, 1997 and the weighted average contract rate was 6.00% at December 31, 1996.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(17) INTEREST RATE EXCHANGE AGREEMENTS -- (CONTINUED)
     The following table summarizes by notional amounts the activity of Sovereign's interest rate exchange agreements (in thousands):

                                         AMORTIZING   NON-AMORTIZING
                                          INTEREST       INTEREST       INTEREST
                                         RATE SWAPS     RATE SWAPS     RATE CAPS      TOTAL
                                         ----------   --------------   ----------   ----------
Balance, December 31, 1994............   $1,085,645     $  250,000     $  450,000   $1,785,645
                                         ----------     ----------     ----------   ----------
  Additions...........................      300,000        280,000        996,000    1,576,000
  Maturities/Amortization.............      326,795        200,000             --      526,795
  Terminations........................      177,720             --             --      177,720
                                         ----------     ----------     ----------   ----------
Balance, December 31, 1995............      881,130        330,000      1,446,000    2,657,130
                                         ----------     ----------     ----------   ----------
  Additions...........................      300,000      1,125,000        500,000    1,925,000
  Maturities/Amortization.............       69,117             --        450,000      519,117
  Terminations........................           --         50,000        996,000    1,046,000
                                         ----------     ----------     ----------   ----------
Balance, December 31, 1996............    1,112,013      1,405,000        500,000    3,017,013
                                         ----------     ----------     ----------   ----------
  Additions...........................           --      4,125,000        700,000    4,825,000
  Maturities/Amortization.............      151,136        151,501             --      302,637
  Terminations........................      150,000      2,600,000             --    2,750,000
                                         ----------     ----------     ----------   ----------
BALANCE, DECEMBER 31, 1997............   $  810,877     $2,778,499     $1,200,000   $4,789,376
                                         ----------     ----------     ----------   ----------
                                         ----------     ----------     ----------   ----------

     At December 31, 1997, Sovereign's balance sheet included a net deferred loss of $956,000 related to interest rate exchange agreements terminated in June 1996 and September 1997 which were originally accounted for as hedges. This net deferred loss will amortize into interest expense in 1998.

     Net interest income resulting from interest rate exchange agreements included $4.8 million of income and $4.8 million of expense for 1997, $5.1 million of income and $7.4 million of expense for 1996 and $1.7 million of income and $3.6 million of expense for 1995.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(18) PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial information for Sovereign Bancorp, Inc. is as follows (in thousands):

                                                             BALANCE SHEETS
                                                          ---------------------
                                                             AT DECEMBER 31,
                                                          ---------------------
                                                             1997       1996
                                                          ----------  ---------
Assets
  Interest-earning deposits............................   $    1,688  $      123
  Investment securities................................      103,233      15,514
  Investment in subsidiaries...........................    1,138,616   1,021,113
  Other assets.........................................       13,262      22,934
                                                          ----------  ----------
Total Assets...........................................   $1,256,799  $1,059,684
                                                          ----------  ----------
                                                          ----------  ----------
Liabilities and Stockholders' Equity
  Long-term borrowings.................................   $  147,905  $  169,295

  Other liabilities....................................        4,736       7,025
                                                          ----------  ----------
                                                             152,641     176,320
                                                          ----------  ----------

Trust Preferred Securities.............................      128,972      50,000
                                                          ----------  ----------
Stockholders' Equity...................................      975,186     833,364
                                                          ----------  ----------
Total Liabilities, Minority Interests and Stockholders'
  Equity...............................................   $1,256,799  $1,059,684
                                                          ----------  ----------
                                                          ----------  ----------

                                                     STATEMENTS OF OPERATIONS
                                                    ---------------------------
                                                      YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     1997      1996      1995
                                                    -------   -------   -------
Interest income..................................   $ 8,763   $ 2,790   $ 4,460
Other income.....................................     8,624    46,251    30,443
                                                    -------   -------   -------
Total income.....................................    17,387    49,041    34,903
                                                    -------   -------   -------
Interest expense.................................    13,089    13,117    11,758
Other expense....................................     9,146     6,149     5,531
Trust Preferred Securities expense...............    11,677       274        --
                                                    -------   -------   -------
Total expense....................................    33,912    19,540    17,289
                                                    -------   -------   -------
(Loss)/income before taxes, dividends and
  undistributed earnings of subsidiaries.........   (16,525)   29,501    17,614
Income taxes.....................................    (8,273)   (5,606)   (4,689)
                                                    -------   -------   -------
(Loss)/income before earnings of subsidiaries....    (8,252)   35,107    22,303
Distributed earnings from subsidiaries...........        --        --    20,544
Undistributed earnings of subsidiaries...........   102,440    48,842    49,183
                                                    -------   -------   -------
Net Income.......................................   $94,188   $83,949   $92,030
                                                    -------   -------   -------
                                                    -------   -------   -------

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(18) PARENT COMPANY FINANCIAL INFORMATION -- (CONTINUED)

                                                     STATEMENTS OF CASH FLOWS
                                                    ---------------------------
                                                      YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     1997      1996      1995
                                                    -------   -------   -------
Cash Flows from Operating Activities:
  Net income.....................................   $94,188   $83,949   $92,030
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Dividends received from subsidiaries(1).....     8,000    29,600    40,145
     Earnings from subsidiaries..................  (102,440)  (48,842)  (69,727)
     Allocation of Employee Stock Ownership Plan
        shares...................................     8,573     5,597     4,353
     Change in other assets......................     9,672    26,561   (45,565)
     Change in other liabilities.................      (410)    1,260       842
                                                    -------   -------   -------
Net cash provided (used) by operating
  activities.....................................    17,583    98,125    22,078
                                                    -------   -------   -------
Cash Flows from Investing Activities:
  Investment in subsidiaries.....................   (31,189)  (94,700) (110,764)
  Maturity and repayments of investment
     securities..................................     1,781     1,259     1,221
  Net change in investment securities(1).........   (80,038)   (6,600)   (3,161)
  Other, net.....................................    (4,996)    3,968     7,100
                                                    -------   -------   -------
Net cash used by investing activities............  (114,442)  (96,073) (105,604)
                                                    -------   -------   -------
Cash Flows from Financing Activities:
  Net change in short-term borrowings............        --      (714)     (714)
  Net change in long-term borrowings.............   (21,390)      477      (376)
  Proceeds from issuance of Trust Preferred
     Securities..................................    97,574    50,000        --
  Cash dividends paid to stockholders............   (21,337)  (22,936)  (19,038)
  Net cash received from debt offering...........        --        --    49,379
  Net proceeds from issuance of common stock.....     8,945     4,595     3,166
  Net proceeds from issuance of preferred stock..        --        --    96,446
  Purchase of Employee Stock Ownership Plan
     shares......................................        --    (4,559)  (30,286)
  Purchase of treasury stock.....................    34,632   (29,574)  (15,991)
                                                    -------   -------   -------
Net cash provided (used) by financing
  activities.....................................    98,424    (2,711)   82,586
                                                    -------   -------   -------
Increase (decrease) in cash and cash
  equivalents....................................     1,565      (659)     (940)
Cash and cash equivalents at beginning of
  period.........................................       123       782     1,722
                                                    -------   -------   -------
Cash and cash equivalents at end of period.......   $ 1,688   $   123   $   782
                                                    -------   -------   -------
                                                    -------   -------   -------

------------------
(1) The 1996 results reflect the dissolution and subsequent merger of Sovereign Investment Corporation into Sovereign Bancorp during 1996.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(19) SUBSEQUENT EVENTS (UNAUDITED)

     Business Combinations. On April 27, 1998, Sovereign announced its planned acquisition of 95 branch offices, approximately $2.3 billion in commercial bank deposits and approximately $800 million in commercial and consumer loans throughout Pennsylvania and New Jersey from CoreStates Financial Corp. ("CoreStates") and First Union Corporation ("First Union"). This transaction, which will be accounted for as a purchase, is subject to governmental approvals and is expected to close in August 1998.

     Preferred Stock. On April 16, 1998, Sovereign announced that it will redeem all outstanding shares of its 6 1/4% Cumulative Convertible Preferred Stock, Series B on May 15, 1998 at a redemption price of $52.188 per share plus the dividends payable on May 15, 1998. On this date, dividends on shares of Series B Preferred Stock will cease to accrue.

     Holders of Series B Preferred Stock who convert such shares on May 15, 1998 will receive shares of common stock of Sovereign issuable upon conversion of Series B Preferred Stock and will be entitled to receive the quarterly dividend payable on the Series B Preferred Stock. Holders of Series B Preferred Stock who convert such shares prior to the Redemption Date will receive shares of common stock of Sovereign issuable upon conversion of Series B Preferred Stock, but will not be entitled to receive the quarterly dividend payable on the Series B Preferred Stock. Holders of Series B Preferred Stock who do not convert such shares on or prior to the Redemption Date will receive the Redemption Price of $52.188 per share, plus all accrued and unpaid dividends through the Redemption Date of $.78125 per share, but will not receive any shares of common stock of Sovereign issuable upon conversion of Series B Preferred Stock. Accordingly, Sovereign anticipates that holders of Series B Preferred Stock will convert their shares of Series B Preferred Stock on May 15, 1998 in order to receive (i) accrued and unpaid dividends of $.78125 per share of Series B Preferred Stock and (ii) 7.184 shares of common stock of Sovereign for each share of Series B Preferred Stock, based on the current conversion price, with a market value of $159.40 (based on the closing sale price of $22.1875 per share on April 15, 1998) in lieu of receiving the Redemption Price of $52.188 per share of Series B Preferred Stock.

     Impact of Year 2000. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Sovereign's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.


     Based on a continuing assessment, Sovereign has preliminarily determined that it, or third party vendors with which Sovereign contracts, will be required to modify or replace portions of software and hardware so that computer systems will function properly with respect to dates in the year 2000 and thereafter. Sovereign presently believes that with modifications or replacements to existing software and hardware and conversions to new software and hardware, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of Sovereign.

     Sovereign is initiating an ongoing program of formal communications with all of its significant suppliers and large customers to determine the extent to which Sovereign's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. However, there can be no guarantee that the systems of other companies on which Sovereign's systems rely will be timely converted and would not have an adverse effect on Sovereign's systems or operations.

     Sovereign will utilize both internal and external resources to reprogram, or replace, and test the software and hardware for Year 2000 modifications. Sovereign anticipates completing the Year 2000 project prior to any anticipated impact on its operating systems. Sovereign estimates that the expenses associated with the Year 2000 project for 1998 may cost in the $5 million to $10 million range, although this estimate is subject to change. The total cost of the Year 2000 project is anticipated to be funded through operating cash flows and expensed as incurred.

     The costs of the project and the time table on which Sovereign believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     Although Sovereign believes that the program outlined above should be adequate to address the Year 2000 Issue, there can be no assurance to that effect.